                                 EXHIBIT 10.1


================================================================================


                                  $75,000,000


                          SECOND AMENDED AND RESTATED

                               CREDIT AGREEMENT



                          DATED AS OF AUGUST 15, 1996


                                     AMONG

                         COMMUNICATIONS CENTRAL INC.,

                 COMMUNICATIONS CENTRAL OF GEORGIA, INC., AND

                           INVISION TELECOM, INC.,

                                 AS BORROWERS,

                                      AND

                     FIRST UNION NATIONAL BANK OF GEORGIA,

                                   AS LENDER



================================================================================

                               TABLE OF CONTENTS

                                  ARTICLE 1.
Section 1.1.  Definitions...................................................   1
Section 1.2.  Accounting Terms and Determinations...........................  12
Section 1.3.  Other Definitional Terms......................................  13

                                  ARTICLE 2.

Section 2.1.  Tranche A Loan................................................  13
Section 2.2.  Tranche B Loans...............................................  13
Section 2.3.  Tranche C Loan................................................  14
Section 2.4.  Use of Proceeds...............................................  14
Section 2.5.  Prime Rate Advance or LIBOR Advance...........................  14
Section 2.6.  Loans in Excess of Above Limits...............................  14
Section 2.7.  Notes; Repayment of Principal and Interest....................  14
Section 2.8.  Requests for Tranche B Loans..................................  15
Section 2.9.  Disbursement of Tranche B Loans...............................  16
Section 2.10. Voluntary Reductions in Tranche B Commitment..................  16
Section 2.11. Letters of Credit.............................................  17
Section 2.12. Co-Borrower Matters...........................................  17

                                  ARTICLE 3.

Section 3.1.  Interest......................................................  17
Section 3.2.  Fees..........................................................  18
Section 3.3.  Payments, Prepayments and Computations .......................  20
Section 3.4.  Collateral and Guaranties.....................................  21
Section 3.5.  Capital Adequacy..............................................  22
Section 3.6.  Unavailability................................................  22
Section 3.7.  Increased Costs...............................................  23
Section 3.8.  Loan Account..................................................  23
Section 3.9.  Funding Losses................................................  23
Section 3.10. Assumptions Concerning Funding of LIBOR Advances..............  24
Section 3.11. Agreements Regarding Interest and Other Charges...............  24

                                  ARTICLE 4.

Section 4.1.  Conditions Precedent to Initial Loan..........................  25
Section 4.2.  Conditions Precedent to All Loans.............................  26

                                  ARTICLE 5.

Section 5.1.  Organization; Subsidiaries; Authorization; Valid and Binding
               Obligations..................................................  27

Section 5.2.  Financial Statements..........................................  28
Section 5.3.  Actions Pending...............................................  28
Section 5.4.  Outstanding Funded Debt.......................................  28
Section 5.5.  Title to Properties...........................................  28
Section 5.6.  Taxes.........................................................  29
Section 5.7.  Conflicting Agreements and Other Matters......................  29
Section 5.8.  ERISA.........................................................  29
Section 5.9.  Governmental Consent..........................................  30
Section 5.10. Compliance with Laws and Regulations..........................  30
Section 5.11. Possession of Licenses, Leases, Franchises, Etc...............  31
Section 5.12. Intellectual Property Rights..................................  31
Section 5.13. Environmental Compliance......................................  31
Section 5.14. Solvency......................................................  32
Section 5.15. Margin Regulations and Investment Company Act, Etc............  32
Section 5.16. Labor Matters.................................................  32
Section 5.17. Brokers.......................................................  32
Section 5.18. Disclosure....................................................  32
Section 5.19. No Burdensome Restrictions....................................  33
Section 5.20. Insurance.....................................................  33
Section 5.21. Revisions or Updates of Schedules.............................  33
Section 5.22. Percentage Ownership of Shares................................  33
Section 5.23. Security Interest.............................................  33
Section 5.24. Places of Business............................................  34

                                  ARTICLE 6.

Section 6.1.  Financial Statements and Notices..............................  34
Section 6.2.  Inspection of Property........................................  37
Section 6.3.  Books and Records.............................................  38
Section 6.4.  Maintenance of Insurance......................................  38
Section 6.5.  Maintenance of Corporate Existence, Properties, Licenses, Etc.  38
Section 6.6.  Payment of Taxes and Claims...................................  38
Section 6.7.  Type of Business..............................................  39
Section 6.8.  Compliance with Laws, Contracts, Etc..........................  39
Section 6.9.  Financial Covenants...........................................  39
Section 6.10. Additional Credit Parties.....................................  40
Section 6.11. Interest Rate Contracts.......................................  40
Section 6.12  Covenants with respect to Certain Subsidiaries................  41

                                  ARTICLE 7.

Section 7.1.  Funded Debt...................................................  41
Section 7.2.  Liens.........................................................  41
Section 7.3.  Merger, Consolidation, Etc....................................  42

Section 7.4.  ERISA Matters.................................................  43
Section 7.5.  Dividends, Etc................................................  43
Section 7.6.  Acquisitions, Investments, Etc................................  43
Section 7.7.  Sale and Lease-Back Transactions..............................  44
Section 7.8.  Transactions With Affiliates..................................  44
Section 7.9.  Fiscal Year Change............................................  44
Section 7.10. Use of Proceeds...............................................  44
Section 7.11. Guaranties....................................................  44
Section 7.12. Sales or Other Dispositions of Assets........................   44

                                  ARTICLE 8.

Section 8.1.  Events of Default.............................................  45
Section 8.2.  Remedies......................................................  47

                                  ARTICLE 9.

Section 9.1.  Cross-Guaranty................................................  48
Section 9.2.  Waivers of Certain Rights, Etc................................  48

                                  ARTICLE 10.

Section 10.1. Notices.......................................................  49
              -------
Section 10.2. No Waiver; Remedies Cumulative................................  51
Section 10.3. Payment of Expenses; Indemnity................................  51
Section 10.4. Further Assurances............................................  52
Section 10.5. Successors and Assigns; Sale of Interest......................  52
Section 10.6. Amendments....................................................  52
Section 10.7. Time of Essence...............................................  53
Section 10.8. Governing Law.................................................  53
Section 10.9. Counterparts..................................................  53
Section 10.10.Effectiveness; Survival.......................................  53
Section 10.11.Severability..................................................  53
Section 10.12.Independence of Covenants.....................................  53
Section 10.13.Headings Descriptive..........................................  53
Section 10.14.Termination of Agreement......................................  54
Section 10.15.Entire Agreement..............................................  54
Section 10.16.Jury Trial Waiver, Consent to Forum...........................  54

Exhibits
--------

Exhibit A-     Compliance Certificate Form
Exhibit B-     Stock Pledge Agreement Form
Exhibit C-     Security Agreement Form
Exhibit D-     Form of Tranche A Note
Exhibit E-     Form of Tranche B Note
Exhibit F-     Form of Tranche C Note
Exhibit G-     Form of Notice of Borrowing
Exhibit H-     Form of Notice of Loan Conversion/Continuation
Exhibit I-1-   First Warrant Agreement Form
Exhibit I-2-   Second Warrant Agreement Form
Exhibit J-     Registration Rights Agreement Form
Exhibit K-     Form of Closing Certificate
Exhibit L-     Form of Opinion of Credit Parties' Counsel


Schedules
---------


Schedule 5.1 -   Subsidiaries
Schedule 5.3 -   Actions Pending
Schedule 5.6 -   Taxes
Schedule 5.8 -   ERISA Matters
Schedule 5.12-   Intellectual Property Rights
Schedule 5.22-   Stock Ownership
Schedule 5.24-   Business Locations
Schedule 7.1 -   Permitted Funded Debt
Schedule 7.2 -   Permitted Liens
Schedule 7.11-   Permitted Guaranties

                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT


     THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT made and entered into as of August 15, 1996, by and among COMMUNICATIONS CENTRAL INC., a Georgia corporation ("CCI "), COMMUNICATIONS CENTRAL OF GEORGIA, INC., a Georgia
              ---
corporation ("CCG"), INVISION TELECOM, INC., a Georgia corporation ("InVision")
              ---                                                    --------
(CCI, CCG, InVision being herein collectively called "Borrowers" and
                                                      ---------
individually called "Borrower"), and FIRST UNION NATIONAL BANK OF GEORGIA, a
                     --------
national banking association ("the Lender").
                               ----------

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, pursuant to a Credit Agreement, dated as of March 22, 1994, by and among CCI, CCG and Lender, as amended by the First Modification of Credit Agreement, dated as of November 30, 1994, among such parties, and as further amended by the Second Modification of Credit Agreement, dated as of January 13, 1995, among such parties and as further amended and restated by that certain Amended and Restated Credit Agreement dated as of July 21, 1995 (the "1995
                                                                      ----
Credit Agreement"), among such parties and Central Payphone Services, Inc. a
----------------
Georgia corporation ("CPS"), InVision and Pay Phones Plus, Inc., a Tennesse corporation ("PPP"), the Lender agreed to provide certain loans to CCI, CCG, CPS, InVision and PPP; and

     WHEREAS, the Borrowers and the Lender desire that the 1995 Credit Agreement be amended and restated in its entirety, all in accordance with and subject to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties to this Agreement hereby agree to amend and restate the 1995 Credit Agreement in its entirety as follows:


                                  ARTICLE 1.

                           DEFINITIONS; CONSTRUCTION

     SECTION 1.1 DEFINITIONS. For purposes of this Agreement, the following terms shall have the indicated meanings as set forth below:

     "Adjusted LIBOR" shall mean, for any Interest Period, the rate per annum
      --------------
(rounded upwards to the nearest 1/16th of one percentage point, if necessary) equal to the quotient obtained by dividing (i) the offered rate for Dollar deposits for a period comparable to such Interest Period appearing on the Reuters Screen LIBO Page (or, if no such rate appears on such screen or such screen is no longer published, as quoted or published by such other recognized independent quote service as may be selected by the Lender from time to time) as of 11:00 a.m., London time, on the day that is two (2) Business Days prior to the beginning of such Interest Period (but if at least two such rates appear on such screen or are so quoted at such time, the offered rate for such Interest Period shall be the arithmetic mean of such rates) by (ii) a percentage equal to one (1) minus the then average stated maximum amount (stated as a decimal) of all reserve requirements applicable to any member of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D of the Board of Governors of the Federal Reserve System (or any successor categories for such liabilities under such Regulation D).

     "Advance" shall mean a Prime Rate Advance or a LIBOR Advance, and
      -------
"Advances" shall mean more than one Advance.
 --------

     "Affiliate" of any Person means any other Person directly or indirectly
      ---------
controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" shall mean this Credit Agreement, as amended, supplemented
      ---------
or modified from time to time.

     "Applicable Four-Quarter Period" shall mean, as at any date of
      ------------------------------
determination thereof, the four most-recently completed consecutive fiscal quarters of CCI for which the Lender has received financial statements for CCI pursuant to Section 6.1 hereof.

     "Applicable Margin" shall mean, with respect to all Advances of a
      -----------------
particular type for a particular kind of Loan which may be outstanding at any time, the applicable percentage determined for that type of Advance and kind of Loan from the chart set forth below:

                          Applicable Margin for       Applicable Margin for
Kind of Loan              Prime Rate Advances            LIBOR Advances
------------              ---------------------       ---------------------
Tranche A Loan                   0.50%                       3.25%

Tranche B Loan                   0.50%                       3.25%

Tranche C Loan                   1.25%                       4.00%

     "Bankruptcy Code" shall mean the Bankruptcy Code of 1978, as amended
      ---------------
(11 U.S.C. (S)(S) 101 et seq.).
                      -- ---

     "Borrowers" shall mean, collectively, CCI, CCG, and InVision.
      ---------

     "Business Day" shall mean any day excluding (a) Saturday, Sunday and any
      ------------
other day on which banks are required or authorized to close in Atlanta, Georgia, and (b) if the applicable Business Day relates to any LIBOR Advance or the determination of any Interest Period or the calculation of the Adjusted LIBOR therefor, any day on which trading is not carried on by and between banks in Dollars in the London interbank market.

     "Capital Expenditures" shall mean, for any fiscal period of any Person, all
      --------------------
expenditures made and liabilities incurred by such Person during such period for the acquisition of tangible or intangible assets which are not, in accordance with GAAP, treated as expense items for such Person in the period made or incurred or as a prepaid expense applicable to a future period, and such term shall include that portion of any Capitalized Lease Obligations of such Person originally incurred during such period that is capitalized under GAAP, all as determined on a consolidated basis.

     "Capitalized Lease Obligations" shall mean, for any fiscal period of any
      -----------------------------
Person, any Indebtedness of such Person represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness for purposes hereof shall be the capitalized amount of such obligations as determined on a consolidated basis in accordance with GAAP.

     "CCG" shall mean Communications Central of Georgia, Inc., a Georgia
      ---
corporation, and its successors and permitted assigns.

     "CCI" shall mean Communications Central Inc., a Georgia corporation, and
      ---
its successors and permitted assigns.

     "Closing Date" shall mean the date that this Agreement has been signed by
      ------------
Borrowers and the Lenders.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time
      ----
to time.

     "Collateral" shall mean (i) any and all of the property which is pledged or
      ----------
collaterally assigned to Lender or in which the Lender is otherwise granted a Lien to secure the Obligations pursuant to any and all of the Security Documents, and (ii) any and all cash and non-cash proceeds of the foregoing.

     "Commitment Fees" shall mean the fees required to be paid by the Borrowers
      ---------------
to the Lender pursuant to Section 3.2(b) hereof.

     "Compliance Certificate" shall mean a certificate of the president, chief
      ----------------------
executive officer or chief financial officer of the Borrowers in substantially the form of Exhibit A attached hereto.
            ---------

     "Contractual Obligation" of any Person shall mean any provision of any
      ----------------------
written agreement, instrument, security, or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

     "CPS" shall mean Central Payphone Services, Inc., a Georgia corporation,
      ---
and its successors and assigns.

     "Credit Documents" shall mean, collectively, this Agreement, the Notes, any
      ----------------
Letters of Credit, the Security Documents, and the Warrant Documents.

     "Credit Event" shall mean each borrowing of a Loan hereunder.
      ------------

     "Credit Expiration Date" shall mean June 30, 1999, as such date may be
      ----------------------
extended, accelerated or amended from time to time pursuant to this Agreement.

     "Credit Parties" shall mean, collectively, Borrowers and all other direct
      --------------
or indirect Subsidiaries of CCI.

     "Default" shall mean any condition or event which, with notice or lapse of
      -------
time or both, would constitute an Event of Default.

     "Dollar" and "U.S. Dollar" and the sign "$" shall mean lawful money of the
      ------       -----------                -
United States of America.

     "EBIT" shall mean, for any fiscal period of any Person, an amount equal to
      ----
the sum of such Person's Net Income (Loss) plus, to the extent subtracted in
                                           ----
determining such Net Income (Loss), (i) such Person's taxes based on income and
(ii) such Person's Interest Expense, all as determined on a consolidated basis in accordance with GAAP.

     "EBITDA" shall mean, for any fiscal period of any Person, an amount equal
      ------
to the sum of such Person's EBIT plus, to the extent subtracted in determining
                                 ----
such Person's Net Income (Loss), such Person's depreciation and amortization expenses, all as determined on a consolidated basis in accordance with GAAP.

     "Environmental Laws" means all federal, state, local and foreign laws
      ------------------
relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.

     "Equipment" - shall mean any "equipment", as such term is defined in
      ---------
Section 9-109(2) of the Uniform Commercial Code, of any Borrower, whether now owned or existing or hereafter acquired or arising or in which any Borrower now has or hereafter acquires any rights, and, in any event, shall include, without limitation, all of any Borrower's equipment, fixtures, leasehold improvements, furniture, machinery, trade fixtures, pay telephones and equipment of any Borrower relating to or used in connection with pay telephones, including, but not limited to, pay telephones installed at various locations pursuant to Site License Agreements and uninstalled telephones and replacement parts for telephones, together with any and all accessories, accessions parts and appurtenances thereto, substitutions therefor and replacements thereof.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
amended and in effect from time to time.

     "ERISA Affiliate" shall mean, with respect to any Person, each trade or
      ---------------
business (whether or not incorporated) which is a member of a group of which such Person is a member and which is under common control within the meaning of the regulations promulgated under Section 414 of the Code.

     "Event of Default" shall have the meaning provided in Article VIII hereof.
      ----------------

     "Facility Fees" shall mean, collectively, the fees required to be paid by
      -------------
Borrowers to the Lender pursuant to Section 3.2 (a) hereof.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded
      ------------------
upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on over-night Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided
                                                                       --------
that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not published for any day, the Federal Funds Rate for such day shall be the average of the quotations for such day on such transactions received by the Lender from three (3) federal funds brokers of recognized standing selected by the Lender.

     "Funded Debt" shall mean all Indebtedness for money borrowed, Indebtedness
      -----------
secured by Purchase Money Liens, Capitalized Lease Obligations, conditional sales contracts and similar title retention debt instruments, all as determined for CCI on a consolidated basis. The calculation of Funded Debt shall include all Funded Debt of the Credit Parties plus all Funded Debt of other Persons to the extent guaranteed by a Credit Party, to the extent secured by any assets of a Credit Party, or to the extent supported by a letter of credit issued for the account of a Credit Party. The calculation of Funded Debt shall also include the redemption amount with respect to any capital stock of any Borrower or its Subsidiaries required to be redeemed within (12) months from the date of any calculation thereof.

     "Funded Debt-to-EBITDA Ratio" shall mean, as determined for each
      ---------------------------
fiscal quarter of CCI, the ratio of (i) CCI's Funded Debt as of the end of such period to (ii) CCI's EBITDA for the 4-quarter period ending with such period, all as determined on a consolidated basis in accordance with GAAP.

      "Funded Debt-to-Capital Ratio" shall mean, as of any particular date,
       ----------------------------
the ratio of CCI's Funded Debt as of such date to the sum of such Funded Debt plus CCI's Net Worth as of such date, all as determined on a consolidated basis.

          "GAAP" shall mean, as in effect from time to time, United States
           ----
generally accepted accounting principles (which the parties acknowledge and agree shall include the requirement that such principles be consistently applied).

          "Guarantors" shall mean any and all direct or indirect Subsidiaries of
           ----------
CCI which are required to guarantee some or all of the Obligations pursuant to Sections 3.4 and 6.10 hereof.

          "Guaranty" shall mean any contractual obligation, contingent or
           --------
otherwise, of a Person with respect to any Indebtedness or other obligation or liability of another Person, including without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or any agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make any payment other than for value received.

          "Guaranty Agreements" shall mean any and all Guaranty Agreements which
           -------------------
may be hereafter executed by the Guarantors in favor of the Lender pursuant to Sections 3.4 and 6.10 hereof, and any modification or replacement thereof or therefor.

          "Indebtedness" of any Person shall mean, without duplication:
           ------------

               (1) all obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments);

               (2) all rental obligations of such Person under leases required to be capitalized under GAAP;

               (3) all Guaranties of such Person (including contingent reimbursement obligations under undrawn letters of credit);

               (4) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed; and

               (5) obligations or other liabilities of such Person under Interest Rate Contracts or similar agreements.

          "Interest Coverage Ratio" shall mean, as determined on a consolidated
           -----------------------
basis for each fiscal quarter of CCI and calculated on the basis of the 4-quarter period ending therewith, the ratio of (a) the amount of (i) CCI's EBITDA, less (ii) CCI's Capital Expenditures to (b) CCI's Interest Expense for
        ----
such period.

          "Interest Expense" shall mean, for any fiscal period of any Person,
           ----------------
the total interest expense of such Person, as determined on a consolidated basis in accordance with GAAP.

          "Interest Period" shall mean, in the case of the determination of any
           ---------------
Adjusted LIBOR rate, a one (1), two (2) or three (3) month period as selected by Borrowers; provided, however, that (i) in the event an Interest Period would end
           --------
on a day which is not a Business Day, the Interest Period shall be deemed to end on the immediately succeeding Business Day, unless such extension would cause such Interest Period to end in the next calendar month, in which case the Interest Period shall be deemed to end on the immediately preceding Business Day, (ii) any Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month in which such Interest Period ends shall, subject to part (iii) below, expire on the immediately preceding Business Day, and (iii) Borrowers shall not be entitled to select any Interest Period applicable to any LIBOR Advance which extends beyond the due date thereof.

          "Interest Rate Contracts" shall mean any interest rate swap
           -----------------------
agreements, interest rate cap agreements, interest rate pledge agreement, interest rate collar agreements, and other similar agreements and arrangements entered into by any and all of Borrowers to protect such Borrower or Borrowers against fluctuations in interest rates.

          "InVision" shall mean InVision Telecom, Inc., a Georgia corporation,
           --------
and its successors and assigns.

          "Lender" shall mean First Union National Bank of Georgia, a national
           ------
banking association, and its successors and assigns.

          "Letter of Credit" shall mean any letter of credit which may be now
           ----------------
or hereafter issued by the lender for the account of any Borrower and any extension, renewal, modification or replacement thereof or therefor.

          "Letter of Credit Obligations" shall mean all outstanding obligations
           ----------------------------
incurred by the Lender or any of its Affiliates at the request of any Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance by the Lender of Letters of Credit, including, without limitation, the undrawn amount of any outstanding Letter of Credit, any amount disbursed by the Lender pursuant to a Letter of Credit for which the Lender has not been reimbursed pursuant to Section 2.11 hereof. The amount of such Letter of Credit Obligations at any time shall equal the maximum amount which may be payable by the Lender pursuant to the Letters of Credit at such time.

          "LIBOR Advance" shall mean any Loan hereunder (or portion thereof)
           -------------
which bears interest based on Adjusted LIBOR.

          "Lien" shall mean any mortgage, pledge, security interest, security
           ----
deposit, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

          "Loans" shall mean, collectively, the Tranche A Loan, the Tranche B
           -----
Loan and the Tranche C Loan, and "Loan" shall mean any one of the Loans, as the
                                  ----
context may require.

          "Margin Regulations" shall mean Regulation G, Regulation T, Regulation
           ------------------
U or Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

          "Material Adverse Effect" shall mean a material adverse effect upon,
           -----------------------
or a material adverse change in, any of the (i) business, results of operations, properties, prospects or financial condition of CCI and its direct or indirect Subsidiaries taken as a whole, (ii) legality, validity, binding effect or enforceability of any Credit Document, (iii) ability of the Borrowers and the other Credit Parties taken as a whole to perform their payment obligations under the Credit Documents, or (iv) Collateral, the Liens of the Lender in the Collateral or the priority of such Liens.

          "Multiemployer Plan" shall have the meaning given such term in Section
           ------------------
4001(a)(3) of ERISA.

          "Net Income (Loss)" shall mean, for any fiscal period of any Person,
           -----------------
the net income (or loss) of such Person on a consolidated basis for such period (taken as a single accounting period) determined in conformity with GAAP, but excluding therefrom (to the extent otherwise included therein and without duplication) (i) any gains or losses, together with any related provisions for taxes, realized by such Person upon any sale of its assets other than in the ordinary course of business, (ii) any other non-recurring gains or losses, and (iii) any income or loss of any other Person acquired prior to the date such other Person becomes a Subsidiary of the Person whose Net Income (Loss) is being measured or is merged into or consolidated with the Person whose Net Income (Loss) is being measured or all or substantially all of such other Person's assets are acquired by the Person whose Net Income (Loss) is being measured.

          "Net Worth" shall mean, as of any date and with respect to any Person,
           ---------
such Person's total shareholders' equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) which would appear as such on a balance sheet of such Person as of such date prepared on a consolidated basis in accordance with GAAP.

          "Notes" shall mean the Tranche A Note, the Tranche B Note and the
           -----
Tranche C Note.

          "Notice of Tranche B Loan Borrowing" shall have the meaning given such
           ----------------------------------
term in Section 2.8 hereof.

          "Notice of Loan Conversion/Continuation" shall have the meaning given
           --------------------------------------
such term in Section 2.8 hereof.

          "Obligations" shall mean, collectively, all amounts now or hereafter
           -----------
owing to the Lender by any or all of the Borrowers or any other Credit Party pursuant to the terms of or as a result of this Agreement, the Notes, or any other Credit Document, including without limitation, the unpaid principal balance of any and all Loans and all interest, fees, expenses and other charges relating thereto or accruing thereon, as well as any and all other indebtedness, liabilities, and obligations of any or all of the Borrowers or any other Credit Party, whether direct or indirect, absolute or contingent, or liquidated or unliquidated, which may be now existing or may hereafter arise under or as a result of any of the Credit Documents, and together with any and all renewals, extensions, modifications or refinancings of any of the foregoing.

          "O.C.G.A." shall mean the Official Code of Georgia Annotated as
           --------                 ----------------------------------
amended from time to time.

          "Officer's Certificate" shall mean a certificate signed in the name of
           ---------------------
the Borrowers by their respective president, chief executive officer or chief financial officer.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any
           ----
successor thereto.

          "Permitted Lien" shall mean any Lien of a kind which is not prohibited
           --------------
under Section 7.2 hereof.

          "Person" shall mean any individual, partnership, firm, corporation,
           ------
association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

          "Plan" shall mean any "employee benefit plan" (as defined in Section
           ----                  ---------------------
3(3) of ERISA), including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits.

          "PPP" shall mean Pay Phones Plus, Inc., a Tennessee corporation, and
           ---
its successors and assigns.

          "Prime Rate" shall mean (with any change in the Prime Rate to be
           ----------
effective as of the date of such change) the higher of (i) the rate which the Lender publicly announces from time to time to be its prime rate, prime lending rate, or base rate, as in effect from time to time, and (ii) the sum of the Federal Funds Rate, as in effect from time to time, plus one half of one percent (0.5%) per annum. The Lender's Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer; and the Lender may make commercial loans or other loans at rates of interest at, above or below the Lender's Prime Rate.

          "Prime Rate Advance" shall mean any Loan hereunder (or a portion
           ------------------
thereof) which bears interest based on the Prime Rate.

          "Purchase Money Indebtedness" shall mean (i) any Indebtedness incurred
           ---------------------------
for the sole purpose of paying all or any part of the purchase price of any fixed assets, (ii) any other Indebtedness incurred for the sole purpose of financing or refinancing all or any part of the purchase price of any fixed assets, (iii) any Capitalized Lease Obligations, and (iv) any renewals, extensions or refinancings thereof (but not any increases in the principal amounts thereof outstanding at that time);

          "Purchase Money Lien" shall mean a Lien upon fixed assets which
           -------------------
secures the Purchase Money Indebtedness relating thereto but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed or refinanced through the incurrence of the Purchase Money Indebtedness secured by such Lien and only if such Lien secures solely such Purchase Money Indebtedness.

          "Registration Rights Agreement" shall have the meaning assigned to
           -----------------------------
such term in Section 3.2 (a) (ii) hereof.

          "Requirement of Law" for any person shall mean the articles or
           ------------------
certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of any arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "SEC" shall mean the Securities and Exchange Commission or any
           ---
successor thereto.

          "Security Agreements" shall mean any and all Security Agreements now
           -------------------
or hereafter executed by the Borrowers pursuant to Section 3.4 or 6.10 hereof in the form of Exhibit C attached hereto, as well as any and all Security
            ---------
Agreements which may be hereafter executed by the Guarantors, or any of them, in favor of the Lender pursuant to Sections 3.4 and 6.10 hereof, and any modifications or replacements thereof or therefor.

          "Security Documents" shall mean, collectively, the Guaranty
           ------------------
Agreements, the Stock Pledge Agreements, the Security Agreements and each other guaranty, security or other collateral document, whether now existing or hereafter executed and delivered, guaranteeing or securing any or all of the Obligations.

          "Site License Agreement" shall mean any agreement, whether now in
           ----------------------
existence or hereafter created, under which any Credit Party is allowed by another Person to use any part of such Person's premises as a public, pay or other telephone site.

          "Stock Pledge Agreements" shall mean the Stock Pledge Agreement to be
           -----------------------
executed and delivered by CCI pursuant to Section 3.4 hereof, in the form of Exhibit B attached hereto, and any modifications or replacements thereof or therefor.

          "Subordinated Debt" shall mean, with respect to CCI or any of its
           -----------------
Subsidiaries, any and all Funded Debt of such Person which is subordinated in right of payment to all Obligations on written subordination terms and conditions which are satisfactory in all respects to the Lender.

          "Subsidiary" means, as applied to CCI, (i) CCG, CPS, InVision, PPP and
           ----------
any other corporation of which 50% or more of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors (or other governing body), regardless of the existence at the time of a right of the holders of any class or classes (however designated) of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which 50% or more of the outstanding partnership interests is, at the time, directly or indirectly owned by CCI or by one or more Subsidiaries of CCI, and (ii) any other entity which is directly or indirectly controlled or capable of being controlled by CCI or by one or more Subsidiaries of CCI.

          "Taxes" shall mean any present or future taxes, levies, imposts,
           -----
duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation income, gross receipts, excise, property, sales, transfer, license, payroll, withholding, social security, and franchise taxes, now or hereafter imposed or levied by the United States of America or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax, and other similar liabilities with respect thereto.

          "Tranche A Loan" shall mean the loan to be made pursuant to Section
           --------------
2.1 hereof.

          "Tranche A Note" shall have the meaning assigned to such term in
           --------------
Section 2.1 hereof.

          "Tranche A Maturity Date" shall mean June 30, 1999.
           -----------------------

          "Tranche B Commitment" shall mean the obligation of the Lender to make
           --------------------
Tranche B Loans to Borrowers, subject to the terms and conditions hereof, up to an aggregate principal amount not to exceed at any one time for all Tranche B Loans, the sum of thirteen million dollars ($13,000,000), subject to such reductions therein as may occur from time to time under the terms of this Agreement.

          "Tranche B Loan" shall mean any loan made pursuant to Section 2.2
           --------------
hereof, and "Tranche B Loans" shall mean, collectively, all loans made pursuant
             ---------------
to Section 2.2 hereof.

          "Tranche B Note" shall have the meaning assigned to such term in
           --------------
Section 2.2 hereof.

          "Tranche B Maturity Date" shall mean June 30, 1999
           -----------------------

          "Tranche C Loan" shall mean the loan to be made pursuant to Section
           --------------
2.3 hereof.

          "Tranche C Note" shall have the meaning assigned to such term in
           --------------
Section 2.3 hereof.

          "Tranche C Maturity Date" shall mean November 30, 1996.
           -----------------------


          "Warrant Agreements" shall have the meaning assigned to such
           ------------------
term in Section 3.2 (a) (ii) hereof, and "Warrant Agreement" shall mean
                                          -----------------
either one of the Warrant Agreements.


          "Warrant Documents" shall mean the Warrant Agreements, any warrant
           -----------------
issued pursuant to the Warrant Agreements, and the Registration Rights
Agreement.

          SECTION 1.2. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained in accordance with GAAP; provided, however, that compliance
                                             --------  -------
with any and all financial covenants and calculations set forth in Section 6.9 hereof, and in the definitions used in such covenants and calculations, shall be calculated, made and applied on a consolidated basis in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the preparation of the financial statements referred to in Section 6.1 hereof unless and until the parties hereto enter into a written amendment agreement with respect thereto pursuant to Section 10.6 hereof.

          SECTION 1.3. OTHER DEFINITIONAL TERMS. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Any pronoun used herein shall be deemed to cover all genders and all singular terms used herein shall include the plural and vice versa. Unless otherwise expressly indicated herein, all references herein to a period of time which runs "from" or "through" a particular date shall be deemed to include such date, and all references herein to a period of time which runs "to" or "until" a particular date shall be deemed to exclude such date. Unless otherwise defined or specified herein, all other terms used herein shall have the meanings, if any, given such terms in the Uniform Commercial Code as in effect on this date in the State of Georgia as the same may be hereafter amended or supplemented from time to time.


                                  ARTICLE 2.

                                   LOANS


          SECTION 2.1. TRANCHE A LOAN. Subject to and upon the terms and conditions set forth in this Agreement, the Lender agrees to make (by means of conversion of a portion of revolving loans outstanding under the 1995 Credit Agreement), on the Closing Date, a term loan (the "Tranche A Loan) to Borrowers in an aggregate principal amount equal to fifty million dollars ($50,000,000). The Tranche A Loan shall be evidenced by a promissory note, substantially in the form of Exhibit D attached hereto, payable to the Lender in the original
        ---------
principal amount of the Tranche A Loan (together with any extension, renewal, modification, or replacement thereof or therefor, the "Tranche A Note"). Once repaid, the Tranche A Loan may not be reborrowed.

          SECTION 2.2. TRANCHE B LOANS. Subject to and upon the terms and conditions set forth in this Agreement, and otherwise at the complete and sole discretion of the Lender, the Lender may, upon the Borrowers' request, advance to Borrowers, from time to time prior to the Tranche B Maturity Date, Tranche B Loans; provided however that the aggregate outstanding principal balance of the
       -------- -------
Tranche B Loans and the Letter of Credit Obligations shall not exceed at any time the Tranche B Commitment as in effect at such time (as such Tranche B Commitment may be reduced pursuant to this Agreement). The Tranche B Loans shall be evidenced by a promissory note, substantially in the form of Exhibit E
                                                                ---------
attached hereto, payable to the Lender in a principal amount equal to the Tranche B Commitment (together with any extension, renewal, modification or replacement thereof or therefor, the "Tranche B Note"). Prior to the Tranche B Maturity Date, Tranche B Loans at the complete and sole discretion of the Lender, may be borrowed and, to the extent repaid, reborrowed in accordance with the terms hereof.

          SECTION 2.3. TRANCHE C LOAN. Subject to and upon the terms and conditions set forth in this Agreement, the Lender hereby agrees to make (by means of conversion of a portion of revolving loans outstanding under the 1995 Credit Agreement), on the Closing Date, to Borrowers a term loan (the "Tranche C Loan") in the aggregate principal amount of twelve million dollars ($12,000,000). The Tranche C Loan made by the Lender shall be evidenced by a promissory note substantially in the form of Exhibit F attached hereto, payable
                                             ---------
to the Lender in the original principal amount of the Tranche C Loan (together with any extension, renewal, modification or replacement thereof or therefor, the "Tranche C Note"). Once repaid, the Tranche C Loan may not be reborrowed.

          SECTION 2.4. USE OF PROCEEDS. The proceeds of the Loans shall be used for the general corporate purposes of Borrowers. No portion of the proceeds of any Loan may be used by any Borrower in any manner which would cause such Loan or the application of the proceeds thereof to violate any of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

          SECTION 2.5. PRIME RATE ADVANCE OR LIBOR ADVANCE. Subject to the limitations set forth herein, each Loan shall, at the option of the Borrowers, be made or continued as, a Prime Rate Advance or LIBOR Advance or both. Each LIBOR Advance shall not be less than $500,000 or a greater integral multiple of $100,000. Each Prime Rate Advance shall be not less than $100,000 or a greater integral multiple of $10,000. At no time shall the number of LIBOR Advances outstanding for all Loans at any one time exceed six (6) without Lender's written approval.

          SECTION 2.6. LOANS IN EXCESS OF ABOVE LIMITS. If at any time and for any reason the aggregate outstanding principal amount of any Loan shall exceed any of the applicable limits set forth above, such excess nevertheless shall constitute part of the Loans and the Obligations and shall be evidenced by the Notes and secured by the Collateral, but the Borrowers shall immediately upon receipt of notice thereof from the Lender, or immediately upon any Borrower's acquiring actual knowledge thereof, prepay the applicable Loan or Loans to the extent necessary to eliminate such excess.

          SECTION 2.7.  NOTES; REPAYMENT OF PRINCIPAL AND INTEREST.

          (a) The Borrowers' joint and several obligation to pay to the Lender the principal of and interest on the Loans shall be evidenced by the records of the Lender and by the Notes.

          (b) The entire outstanding principal balance of the Tranche A Loan, the Tranche B Loan and the Tranche C Loan, together with all remaining accrued and unpaid interest thereon, shall be due and payable, respectively, on the Tranche A Maturity Date, the Tranche B Maturity Date and the Tranche C Maturity Date. Pending the date on which a Loan is due and payable in full as provided herein, (i) accrued interest on the portion of such Loan consisting of Prime Rate Advances shall be payable to the Lender in arrears on the first (1st) day of each calendar quarter, commencing October 1, 1996, and continuing to be due on the first (1st) day of each calendar quarter thereafter; and (ii) accrued interest on the portion of such Loan consisting of LIBOR Advances shall be payable to the Lender in arrears on the last day of each Interest Period applicable thereto; and

     (c) Beginning January 1, 1997, and continuing on the first (1st) day of each month thereafter until December 1, 1997, principal payments in the amount of five hundred thousand dollars ($500,000) each shall be due and payable with respect to the Tranche A Loan; beginning January 1, 1998, and continuing on the first (1st) day of each month thereafter until December 1, 1998, principal payments in the amount of seven hundred fifty thousand dollars ($750,000) each shall be due and payable with respect to the Tranche A Loan; and beginning January 1, 1999, and continuing on the first (1st) day of each month thereafter until the Credit Expiration Date principal payments in the amount of one million dollars ($1,000,000) each shall be due and payable with respect to the Tranche A Loan. All remaining unpaid principal of the Tranche A Loan will be due and payable on the Tranche A Maturity Date.

     SECTION 2.8 REQUESTS FOR TRANCHE B LOANS. (a) Whenever Borrowers desire to obtain a Tranche B Loan (other than one resulting from a continuation or conversion pursuant to Section 2.8(b) below), they shall give the Lender prior written or telecopied notice (or telephonic notice promptly confirmed in writing or by telecopy) of such borrowing (a "Notice of Tranche B Loan Borrowing") such
                                      ----------------------------------
Notice of Tranche B Loan Borrowing to be given prior to 11:00 a.m. (Eastern
Time) on the requested date of such borrowing in the case of a Prime Rate Advance and three Business Days prior to the requested date of such borrowing in the case of a LIBOR Advance. Any such notice received after 11:00 a.m. (Eastern time) shall be deemed received on the next Business Day. Each Notice of Tranche B Loan Borrowing shall be in substantially the form of Exhibit G attached hereto
                                                       ---------
(duly completed), shall be irrevocable and shall specify the principal amount of the requested Tranche B Loan (which must meet Section 2.5's minimum amount requirements), the date of the requested Tranche B Loan (which shall be a Business Day) and whether the borrowing is to consist of a Prime Rate Advance or LIBOR Advance (and, in the latter case, the Interest Period to be applicable thereto). If the Borrowers shall fail to specify in any Notice of Tranche B Loan
Borrowing: (x) an applicable Interest Period in the case of a LIBOR Advance, then such notice shall be deemed to be a request for an Interest Period of one month; or (y) whether such borrowing shall consist of a Prime Rate Advance or LIBOR Advance, then such notice shall be deemed to be a request for a Prime Rate Advance hereunder.

     (b) Whenever the Borrowers desire to convert all or a portion of any outstanding Prime Rate Advance into a LIBOR Advance, or to continue outstanding any LIBOR Advance for a new Interest Period, the Borrowers shall give the Lender at least three (3) Business Days' prior written or telecopied notice (or telephonic notice promptly confirmed in writing or by telecopy) of each such Loan (or portion thereof) to be converted into or continued as a LIBOR Advance. Such notice (a "Notice of Loan Conversion/
                --------------------------

Continuation) shall be given prior to 11:00 a.m. (Eastern Time) on the date
------------
specified above, and any such notice received after 11:00 a.m. (Eastern Time) shall be deemed received on the next Business Day. Each such Notice of Loan Conversion/Continuation shall be in substantially the form of Exhibit H attached
                                                              ---------
hereto (duly completed), shall be irrevocable and shall specify the type of loan and aggregate principal amount of the Loan (or portion thereof) to be converted or continued (which must meet Section 2.5's minimum amount requirements), the date of the requested conversion or continuation, whether the Loan (or portion thereof is being converted into or continued as a LIBOR Advance and the Interest Period to be applicable thereto. If upon the expiration of any Interest Period in respect of any LIBOR Advance the Borrowers shall have failed to deliver a Notice of Loan Conversion/Continuation with respect thereto, the Borrowers shall be deemed to have elected to convert such LIBOR Advance into a Prime Rate Advance hereunder. If the Borrowers shall fail to specify in any Notice of Loan Conversion/Continuation (i) an applicable Interest Period with respect thereto, then such notice shall be deemed to be a request for an Interest Period of one month or (ii) whether or not a LIBOR Advance is being converted into or continued as a LIBOR Advance, then such notice shall be deemed to be a request for a Prime Rate Advance hereunder. So long as any Default or Event of Default shall have occurred and be continuing, no Loan may be converted into or continued as (upon the expiration of the current Interest Period applicable thereto) a LIBOR Advance. No conversion of any LIBOR Advance shall be permitted except on the last day of the Interest Period in respect thereof.

     SECTION 2.9   DISBURSEMENT OF TRANCHE B LOANS.

     (a) No later than 2:00 p.m. (Eastern Time) on the date of each borrowing of Tranche B Loans (other than resulting from the continuation or conversion pursuant to Section 2.8(b) hereof), the Lender will make available to the Borrowers the amount of such borrowing by depositing such amount to the account of CCI with the Lender or by otherwise making the amount available to the Borrowers as specified in the Notice of Tranche B Loan Borrowing therefor.

     (b) All borrowings of Loans under this Agreement from the Lender shall constitute part of a single loan transaction between Borrowers and the Lender.

     SECTION 2.10 VOLUNTARY REDUCTIONS IN TRANCHE B COMMITMENT. Upon at least thirty (30) days' prior written notice to the Lender, Borrowers may, at option, terminate the Tranche B Commitment in full or reduce the Commitment in increments of not less than $1,000,000; provided, however, that (i) the
                                          --------
aggregate outstanding principal balance of the Tranche B Loans shall not exceed the reduced amount of the Tranche B Commitment after giving effect to any such termination or reduction (and Borrowers shall immediately prepay the Tranche B Loans to the extent necessary to eliminate such excess as required under Section
2.6 above), and (ii) any such termination or reduction shall be irrevocable.

     SECTION 2.11 LETTERS OF CREDIT. If requested to do so by any Borrower, Lender may, in its discretion, issue one or more Letters of Credit for the account of such Borrower; provided, however, that the sum of the aggregate
                          --------
outstanding principal balance of Tranche B Loans at any one time plus the aggregate amount of all such Letters of Credit Obligations then outstanding shall not exceed the Tranche B Commitment in effect at such time, and any amounts paid by the Lender with respect to any draw under any such Letter of Credit shall be deemed to be a Tranche B Loan hereunder and shall bear interest and shall be repayable in accordance with the terms hereof and of the Tranche B Note unless such amount is immediately reimbursed by such Borrower on demand therefor by the Lender.

     SECTION 2.12  CO-BORROWER MATTERS.

          (a) The Borrowers agree that they are co-borrowers hereunder and will be jointly and severally liable under this Agreement and the Notes. Each of the Borrowers hereby appoints each of the other Borrowers to be its agent to (i) request Loans hereunder and receive the proceeds thereof, (ii) give or receive any notices hereunder or under the Notes, and (iii) otherwise communicate with the Lender on behalf of it and the other Borrowers with respect to the Loans, any Collateral therefor or any other transaction contemplated by this Agreement or any of the other Credit Documents. Each Loan made hereunder to any Borrower shall be deemed to be a borrowing hereunder by all of the Borrowers, and each of the Borrowers hereby authorizes each of the other Borrowers to effectuate any borrowing on its behalf hereunder. The Lender shall be entitled to rely upon any request, notice or other communication received by it hereunder from any or all of the Borrowers as being given on behalf of all of the Borrowers. The Lender further shall be entitled to treat its giving of any notice hereunder to one Borrower as notice to the other Borrowers.

          (b) Notwithstanding anything to the contrary contained herein, each Borrower shall be jointly and severally liable to the Lender for all Obligations, it being agreed by all of the parties hereto that the Loans inure to the benefit of all of the Borrowers and that the Lender is relying on the joint and several liability of the Borrowers in extending credit hereunder.


                                 ARTICLE 3.

                             GENERAL CREDIT TERMS


     SECTION 3.1   INTEREST.

     (a) The Borrowers, jointly and severally, agree to pay interest in respect of all unpaid principal amounts of the Loans from the respective dates such principal amounts were advanced until the respective dates such principal amounts are repaid at a rate per annum equal to the applicable rate indicated below:

          (i) For Loans (or portions thereof) consisting of Prime Rate Advances -- the Prime Rate in effect from time to time plus the Applicable Margin with respect thereto; and

          (ii) For Loans (or portions thereof) consisting of LIBOR Advances -- the relevant Adjusted LIBOR plus the Applicable Margin with respect thereto.

     (b) Any overdue principal and, to the extent not prohibited by applicable law, any overdue interest in respect of any of the Loans and all other overdue Obligations may, in Lender's discretion exercised upon notice to Borrowers, bear interest from each date that such amounts are overdue at the higher of (i) the Prime Rate plus an additional two percentage points (2.0%) per annum or (ii) in
           ----
the case of overdue principal and interest with respect to any Loan, the rate otherwise then applicable to such Loan plus an additional two percentage points (2.0%) per annum.

     (c)  Interest on each Loan shall accrue from and including the date of such Loan to but excluding the date of any repayment thereof; provided, however,
                                                              --------  -------
if a Loan is repaid on the same day it is made, one day's interest shall be paid on such Loan.

     (d) The Lender, upon determining the Adjusted LIBOR for any Interest Period, shall promptly notify by telephone (confirmed in writing) or in writing the Borrowers thereof. Any such determination shall, absent manifest error or fraud, be final, conclusive and binding for all purposes.

     SECTION 3.2   FEES.

     (a) In consideration of the Lender's entering into this Agreement and making the initial Loan hereunder, the Borrowers, jointly and severally, agree to pay to the Lender the following Facility Fees:

          (i) With respect to the Tranche A Loan, the Borrowers shall pay the Lender a Facility Fee in immediately available funds in an amount equal to ten thousand dollars ($10,000) per month, payable monthly beginning on September 1, 1996 and continuing until the Tranche A Loan has been repaid in its entirety. With respect to the Tranche B Loan, the Borrowers shall pay the Lender on the Closing Date the remaining Facility Fee in immediately available funds in the amount of one hundred twenty-five thousand dollars ($125,000); and

          (ii) On the Closing Date, CCI shall execute and deliver to the Lender
(A) a First Warrant Agreement in the form of Exhibit I-1 hereto pursuant to
                                             -----------
which CCI shall agree to issue a warrant or warrants granting to the Lender the right to purchase, upon the terms and conditions set forth in such Warrant Agreement, as a Facility Fee with respect to the

Tranche A Loan, 150,000 shares of voting common stock of CCI for a purchase price of $.01 per share, and (B) a Second Warrant Agreement in the form of
Exhibit I-2 hereto pursuant to which CCI shall agree to issue a warrant or
-----------
warrants granting to the Lender the right to purchase, upon the terms and conditions set forth in such Warrant Purchase Agreement, as a Facility Fee with respect to the Tranche C Loan, 150,000 shares of voting common stock of CCI for a purchase price per share equal to $6.21 (provided, however, that in the event the Tranche C Loan is not paid on the Tranche C Maturity Date, the purchase price of such shares shall be $.01 per share), and (C) a Registration Rights Agreement (the "Registration Rights Agreement") in the form of Exhibit J hereto
                                                               ---------
pursuant to which CCI agrees to cause the shares of common stock of CCI acquired by the Lender pursuant to exercise of the warrants issued by CCI to the Lender under the Warrant Agreements to be registered with the Securities and Exchange Commission as provided therein. In the event the aggregate amount of the Loans prior to or on November 30, 1995 is $47,500,000 or less. CCI will have the option, exercisable by delivery of written notice to the Lender on or before December 15, 1996, to repurchase fifty thousand (50,000) of the warrants granted to the Lender with respect to the Tranche A Loan at a purchase price equal to $.01 per warrant. In the event the Tranche C Loan is paid in full on or before the Tranche C Maturity Date, CCI shall have the right, exercisable by delivery of written notice by CCI to the Lender on or before December 15, 1996, to repurchase the 150,000 warrants granted with respect to the Tranche C Loan for a purchase price of $.01 per warrant.

All of the Facility Fees provided for herein shall be deemed fully earned upon the Lender's execution and delivery of this Agreement and the making of the initial Loan hereunder.

     (b) In consideration of the Lender's committing to make Tranche B Loans hereunder available to the Borrowers, the Borrowers, jointly and severally, agree to pay to the Lender in immediately available funds a non-refundable Commitment Fee from the date hereof to the Tranche B Maturity Date computed on the daily average unused portion of the Tranche B Commitment in effect during the period for which such payment is made (as such Tranche B Commitment may be reduced pursuant to this Agreement), at a rate per annum equal to one quarter of one percent (0.25%), which Commitment Fee shall be payable by Borrowers to the Lender quarterly in arrears commencing on October 1, 1996, and continuing to be due on the first (1st) day of each calendar quarter thereafter so long as the Tranche B Commitment is in effect as well as on the Tranche B Maturity Date.

     (c) No Facility Fee or Commitment Fee payable hereunder is, or shall be deemed to be, interest or a charge for the use of money, but rather shall constitute an "other charge" within the meaning of O.C.G.A. (S) 7-4-2(a)(1).
                                                   -------

     SECTION 3.3   PAYMENTS, PREPAYMENTS AND COMPUTATIONS.

     (a) Except as may be otherwise specifically provided herein, all payments by the Borrowers with respect to the Loans or any other Obligations under this Agreement or any of the other Credit Documents shall be made without defense, set-off or counterclaim to the Lender not later than 2:00 p.m. (Eastern Time) on the date when due and shall be made in lawful money of the United States of America in immediately available funds.

     (b) Whenever any payment to be made hereunder or under any Note or any of the other Credit Documents shall be stated to be due on a day which is not a Business Day, the due date thereof (except as otherwise set forth herein with respect to LIBOR Advances) shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

     (c)  All computation of interest or fees due hereunder or under any of the other Credit Documents shall be made on the basis of a year of 360 days and the actual number of days elapsed; provided, however, that all computations of
                                   --------  -------
interest due on Prime Rate Advances under the Notes shall be made on the basis of a year of 365/366 days.

     (d) Any of the Loans may be prepaid in whole or in part at any time without premium or penalty; provided, however, that:
                            -----------------

          (i) Any prepayment made on any Loan shall be applied, first, to interest accrued thereon through the date thereof and then to the principal balance thereof, and any partial prepayment of a Tranche C Loan or Tranche A Loan shall be applied to installments due with respect to such Loans in the inverse order of their maturities;

          (ii) Any prepayment of the LIBOR Advances made at any one time must be in an aggregate principal amount of not less than $500,000 or any greater integral multiple of $100,000 and any prepayment of the Prime
     Rate Advances made at any one time must be in an aggregate principal amount of not less than $100,000 or any greater integral multiple of $10,000;

          (iii) A prepayment of a LIBOR Advance may be made without penalty or premium by the Borrowers only on the last day of the Interest Period applicable thereto and, if any such prepayment is made on a day that is not the last day of the applicable Interest Period, the Borrowers, jointly and severally, shall pay to the Lender, if requested by the Lender, such additional compensation as may be required under Section 3.9 hereof;

          (iv) Any prepayment shall be applied to the kind of Loan (i.e., Tranche A Loan, Tranche B Loan or Tranche C Loan) as directed in writing by the Borrowers, but in the absence of such direction such prepayment shall be applied, first, to prepay

     Tranche C Loans, and then to prepay Tranche A Loans, and then to prepay Tranche B Loans; and

               (v) If at the time the Lender receives a principal prepayment on any one kind of its Loans hereunder when the Lender has both Prime Rate Advances and LIBOR Advances outstanding with respect to such Loan, such prepayment shall be applied to such advances as directed in writing by the Borrowers, but in the absence of such direction such prepayment shall be applied, first, to prepay such Prime Rate Advances and then to prepay such LIBOR Advances (with the portion allocated to LIBOR Advances to be applied to those having the shortest Interest Periods first unless otherwise directed in writing by the Borrowers).

     SECTION 3.4  COLLATERAL AND GUARANTIES.

     (a) Each of the Borrowers shall execute and deliver a Security Agreement in favor of the Lender pursuant to which all of the Obligations shall be secured by the Borrowers' grant to Lender of security interests in all present or future accounts, equipment, fixtures, contract rights, chattel paper, instruments, documents, general intangibles and all other personal property of the Borrowers. CCI and shall execute and deliver in favor of the Lender a Stock Pledge Agreement pursuant to which CCI grants to the Lender, as security for the Obligations, a first priority pledge of and security interest in all of the issued and outstanding shares of capital stock of its Subsidiaries. CCI also shall execute and deliver to the Lender stock powers in blank covering the shares pledged pursuant to the Stock Pledge Agreements, together with the certificates representing such shares, to be held by the Lender, and shall execute and/or deliver any and all financing statements and such other documents as the Lender may reasonably request from time to time in order to perfect or maintain the perfection of Lender's security interests under the Stock Pledge Agreement and the Security Agreements.

     (b) In the event CCI creates or acquires any new or additional direct or indirect Subsidiary after the date hereof which does not become an additional Borrower hereunder pursuant to Section 6.10 hereof, Borrowers shall cause such new or additional Subsidiary, if and to the extent required by the Lender under
Section 6.10 hereof, to become a Guarantor of the Obligations and to execute in favor of the Lender a Guaranty Agreement (in form and substance satisfactory to the Lender) covering all of the Obligations and a Security Agreement (in form and substance satisfactory to the Lender) covering the same types of Collateral as are covered by the Security Agreements executed by the Borrowers, and the Borrowers shall cause such new or additional Subsidiary to execute or deliver any and all financing statements and such other documents and shall take such other actions as the Lender may reasonably request from time to time in order to perfect or maintain the perfection of Lender's security interest under the Security Agreement executed by such new or additional Subsidiary. The Borrowers shall also, immediately upon acquisition of any such Subsidiary, cause all of the issued and outstanding capital stock of such Subsidiary to be added to the Stock Pledge Agreement and shall deliver any and all certificates representing the shares of stock of such Subsidiary to the Lender for possession by the Lender.

     SECTION 3.5 CAPITAL ADEQUACY. Without limiting any other provisions of this Agreement, in the event that the Lender determines after the date hereof that the introduction or change after the date of this Agreement of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, or any change therein or in the interpretation or application thereof after the date of this Agreement, or compliance by the Lender with any request or directive regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction which is introduced or changed after the date of this Agreement, does or shall have the effect, of reducing the rate of return on the Lender's capital as a consequence of its obligations hereunder to a level below that which the Lender could have achieved but for such law, treaty, rule, regulation, guideline or order or such change or compliance (taking into consideration the Lender's policies with respect to capital adequacy and assuming the full utilization of the Lender's capital immediately before such adoption, change or compliance) by an amount reasonably deemed by the Lender to be material, then the Lender shall promptly after its determination of such occurrence notify the Borrowers thereof. The Borrowers, jointly and severally, agree to pay to the Lender as an additional fee from time to time, within ten (10) days after written notice and demand by the Lender, such amount as the Lender certifies to be the amount that will compensate it for such reduction in connection with its obligations hereunder. A certificate of the Lender claiming compensation under this Section 3.5 shall be conclusive in the absence of manifest error or fraud and shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder and the method by which such amounts were determined. In determining such amount, the Lender may use reasonable averaging and attribution methods. The Lender shall not request any additional compensation under this Section unless the Lender has or intends to do the same on substantially all of the Lender's other loan accounts having similar terms and involving similarly situated borrowers, and the Lender shall calculate any additional compensation requested under this
Section in substantially the same manner in which the Lender calculates any additional compensation requested by the Lender on such other loan accounts.

     SECTION 3.6 UNAVAILABILITY. If (i) the Lender determines that the making or maintenance by it of any LIBOR Advance hereunder would violate any applicable law, rule or regulation or the interpretation or application thereof (whether or not having the force of law), or (ii) the Lender determines that deposits of a type and maturity appropriate to fund interest rate options and Interest Periods hereunder are not available in the London interbank market or that Adjusted LIBOR does not fully reflect the Lender's cost of maintaining particular interest rate options and/or Interest Periods hereunder, then the availability of the Adjusted LIBOR-based interest rate option and/or Interest Periods hereunder may be suspended by the Lender (by written notice to the Borrowers) for new Interest Periods until such time as market conditions or legal considerations permit it to be reinstated. The Lender shall not suspend any LIBOR interest rate option and/or Interest Periods pursuant to this Section unless the Lender has or intends to do the same with respect to substantially all of Lender's other loan accounts having similar terms and involving similarly situated borrowers.

     SECTION 3.7 INCREASED COSTS. If, due to either (i) the introduction of or any change (other than a change by way of imposition of or increase in reserve requirements already included in computing the Adjusted LIBOR) in or in the interpretation of any law or regulation after the date hereof or (ii) the compliance with any guideline or request from any central bank or other governmental authority issued after the date hereof (whether or not having the force of law), there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining any LIBOR Advance hereunder, then within ten (10) days after written notice and demand by the Lender, Borrowers, jointly and severally, agree to pay to the Lender from time to time additional amounts as are sufficient to compensate the Lender for such increased cost. Each such notice and demand shall be accompanied by a certificate of the Lender setting forth in reasonable detail the basis for computing the additional amount claimed by the Lender, and each such certificate shall, in the absence of manifest error or fraud, be conclusive evidence of the amount of such cost. The Lender shall not request any additional compensation under this Section unless the Lender has or intends to do the same on substantially all of the Lender's other loan accounts having similar terms and involving similarly situated borrowers, and the Lender shall calculate any additional compensation requested under this Section in substantially the same manner in which the Lender calculates any additional compensation requested by the Lender on such other loan accounts.

     SECTION 3.8  LOAN ACCOUNT.

     (a) The Lender shall open and maintain on its books loan accounts in the names of the Borrowers and such loan accounts shall show as debits thereto the Lender's Loans made to the Borrowers under this Agreement and as credits thereto all payments received by the Lender and applied thereto so that the balance of the loan accounts of the Borrowers with the Lender at all times shall reflect the principal amounts of the Loans then outstanding from the Lender to the Borrowers.

     (b) The entries made in the account pursuant to paragraph (a) above shall be prima facie evidence, in the absence of manifest error, of the existence and amounts of the Obligations of the Borrowers therein recorded and any payments thereon.

     SECTION 3.9 FUNDING LOSSES. The Borrowers, jointly and severally, agree to compensate the Lender, upon its written request to the Borrowers (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made in good faith and, absent manifest error or fraud, shall be final, conclusive and binding upon the parties hereto), for all losses, expenses and liabilities (including, without limitation, any interest paid by the Lender to lenders of funds borrowed by it to make or carry its LIBOR Advances hereunder, in either case to the extent not recovered by the Lender in connection with the reemployment of such funds and including loss of anticipated profits), which the Lender may sustain: (i) if for any reason (other than a default by the Lender) a borrowing of any LIBOR Advance does not occur on the date specified therefor in a Notice of Loan Borrowing or a Notice of Loan Conversion/Continuation, (ii) if any repayment (including any voluntary or mandatory prepayment) of any LIBOR Advance occurs on a date which is not the last day of an Interest Period applicable thereto, or (iii) if, for any reason, the Borrowers default in their obligation to repay any LIBOR Advance when due as required by the terms of this Agreement.

     SECTION 3.10 ASSUMPTIONS CONCERNING FUNDING OF LIBOR ADVANCES. The calculation of all amounts payable to the Lender under this Agreement with respect to any Advance shall be made as though the Lender had actually funded its relevant LIBOR Advances through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Advance in an amount equal to the amount of the LIBOR Advance and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR Advance from an offshore office of the Lender to a domestic office of the Lender in the United States of America; provided, however that the Lender may fund each of its
                          --------
LIBOR Advances in any manner it sees fit, and the foregoing assumption shall be used only for calculation of amounts which may be payable under this Agreement.

     SECTION 3.11 AGREEMENTS REGARDING INTEREST AND OTHER CHARGES. Pursuant to O.C.G.A. (S) 7-4-2, Borrowers and the Lender hereby agree that the
--------
only charges imposed or to be imposed by the Lender upon Borrowers for the use of money in connection with the Loans is and will be the interest required to be paid under the provisions of Section 3.1 hereof as well as the related provisions of the Notes. In no event shall the amount of interest due and payable under this Agreement, the Notes or any of the other Credit Documents exceed the maximum rate of interest allowed by applicable law (including, without limitation, O.C.G.A. (S)(S) 7-4-18) and, in the event any such payment is made by any Borrower or any other Credit Party or received by the Lender, such excess sum shall be credited as a payment of principal. It is the express intent hereof that the Borrowers not pay and the Lender not receive, directly or indirectly or in any manner, interest in excess of that which may be lawfully paid under applicable law. All interest and other charges, fees or other amounts deemed to be interest which are paid or agreed to be paid to the Lender under this Agreement, the Note or any of the other Credit Documents shall, to the maximum extent permitted by applicable law, be amortized, allocated and spread on a pro rata basis throughout the entire actual term of the Loans (including
     --- ----
any extension or renewal period).


                                  ARTICLE 4.

                         CONDITIONS PRECEDENT TO LOANS

     The obligation of the Lender to make any Loan to Borrowers hereunder shall be subject to the satisfaction of the following conditions precedent:

     SECTION 4.1 CONDITIONS PRECEDENT TO INITIAL LOAN. At the time of the initial Loan under this Agreement, and subject to such exceptions as may be granted by Lender, the Lender shall have received the following (all documents to be in form and substance satisfactory to the Lender):

     (a) this Agreement duly completed and executed;

     (b) the duly completed and executed Notes, the duly executed and completed Security Agreement of each Borrower, the duly executed and completed Stock Pledge Agreement of each of CCI and CCG and the duly executed and completed Warrant Documents;

     (c) satisfactory evidence of the recording of such Uniform Commercial Code financing statements in the Office of the Clerk of the Superior Court of Fulton County, Georgia as the Lender may deem necessary or appropriate to perfect or maintain the perfection of the Lender's Liens under the aforesaid Security Agreements and Stock Pledge Agreements as well as written reports of examinations of the public records of such filing offices as the Lender may deem necessary or appropriate indicating that there are no other Liens of record covering any of the Collateral covered by such Security Agreements and Stock Pledge Agreements (except Permitted Liens);

     (d) duly executed stock certificates representing all of the issued and outstanding shares of capital stock of the Subsidiaries, together with undated stock powers executed in blank, in form and substance acceptable to the Lender covering all such shares;

     (e) certificates of the Borrowers in substantially the form of Exhibit K
                                                                    ---------
attached hereto duly executed and appropriately completed;

     (f) the favorable opinion of the outside counsel for the Borrowers in the form of Exhibit L attached hereto (subject to such changes therein as may be
        ---------
acceptable to the Lender);

     (g) a copy of the Certificate or Articles of Incorporation of each of the Borrowers (certified as of a recent date by the Secretary of State or other appropriate official of the state of such Credit Party's incorporation), together with current good standing certificates or certificates of existence for each of the Borrowers issued as of a recent date by the Secretary of State or other appropriate official of such Credit Party's jurisdiction of incorporation;

     (h) copies of all documents and instruments, including all consents, authorizations and filings, required under any Requirement of Law or by any Contractual Obligation of any of the Borrowers, in connection with the execution, delivery, performance, validity and enforceability of the Credit Documents and the other documents to be executed and delivered hereunder, and such consents, authorizations, filings and orders shall be reasonably satisfactory in form and substance to the Lender and shall be in full force and effect and all applicable waiting periods shall have expired;

     (i) all corporate proceedings and all other legal matters in connection with the authorization, legality, validity and enforceability of the Credit Documents shall be reasonably satisfactory in form and substance to Lender;

     (j) an initial Compliance Certificate of the Borrowers, duly executed and completed;

     (k) Borrowers' payment of the Initial Facility Fees due pursuant to Section 3.2(a)(i) hereof; and

     (l) a certificate executed by the President of each Borrower certifying as to the Equipment owned by each such Borrower and the locations at which such Equipment is maintained;

     (m) certified copies of each of the casualty and liability insurance policies of Borrowers, effective as of a date on or prior to the Closing Date, together, in the case of such casualty policies, with loss payable endorsements in form and substance acceptable to the Lender, naming the Lender as loss payee;

     (n) landlords' and warehousemen's consents and waivers and similar waivers, dated as of a date on or before the Closing Date, with respect to each parcel of real estate leased by Borrowers, or any of them, or warehouses at which Inventory or Equipment is located; and

     (o) such other documents, certificates, approvals or filings as the Lender may reasonably request.

     SECTION 4.2 CONDITIONS PRECEDENT TO ALL LOANS. At the time of (and after giving effect to) the making of any Loan (including, without limitation, each advance of a Tranche B Loan) under this Agreement, the following conditions shall have been satisfied or shall exist:

     (a) there shall then exist no Default or Event of Default;

     (b) all representations and warranties by the Borrowers or the other Credit Parties contained herein or in the other Credit Documents (other than those representations and warranties which are, by their terms, expressly limited to the date made or given) shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loan;

     (c) since the date of the most recent financial statements described in
Section 5.2 or received pursuant to Section 6.1, there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect;

     (d) there shall be no action, investigation, or proceeding instituted or pending before any court or other governmental authority or, to the knowledge of any Borrower, threatened (i) which has had or reasonably could be expected to have a Material Adverse Effect or (ii) seeking to prohibit or restrict any Credit Party's ownership or operation of any material portion of its business or assets or to compel any Credit Party to dispose of or hold separate all or any material portion of its businesses or assets, which has had or reasonably could be expected to have a Material Adverse Effect; and

     (e) the Loan to be made and the use of proceeds thereof shall not contravene, violate or conflict with, or involve any Credit Party or the Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority.

     Each request for a Loan and the acceptance by any Borrower of the proceeds thereof shall constitute a representation and warranty by the Borrowers to the Lender, as of the date of such Loan, that the conditions specified in Sections
4.1 (in the case of the initial Loan) and 4.2 (in the case of each Loan) have been satisfied.

                                  ARTICLE 5.

                        REPRESENTATIONS AND WARRANTIES

     Borrowers (as to themselves and all of CCI's other direct or indirect Subsidiaries) hereby, jointly and severally, represent and warrant to the Lender as follows:

     SECTION 5.1. ORGANIZATION; SUBSIDIARIES; AUTHORIZATION; VALID AND BINDING OBLIGATIONS.

     (a) Each of the Borrowers is a corporation duly organized and validly existing in good standing under the laws of the State of Georgia. Each other direct or indirect Subsidiary of CCI (if any) is duly organized and validly existing in good standing under the laws of the jurisdiction in which it is incorporated.

     (b) Except as may be disclosed on Schedule 5.1 attached hereto, CCI has no
                                       ------------
direct or indirect Subsidiaries (and CCI hereby covenants that no other Subsidiaries will be hereafter created or acquired by CCI without obtaining Lender's prior written consent thereto and complying with any other applicable requirements of Section 6.10 hereof) and no interest in any partnership or joint venture with or investment in any Person.

     (c) Each of the Credit Parties is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership of property or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect, and each Credit Party has the corporate power to own its respective property and to carry on its respective business as now being conducted.

     (d) Each of the Credit Parties has all requisite corporate power and authority to execute and deliver the Credit Documents to which it is a party and to perform its obligations under such Credit Documents. The Credit Documents to which each Credit Party is a party have been duly authorized by all requisite corporate action on the part of such Credit Party and duly executed and delivered by authorized officers of such Credit Party.

     (e) Each of the Credit Documents to which each Credit Party is a party constitutes a valid obligation of such Credit Party, legally binding upon and enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

     SECTION 5.2 FINANCIAL STATEMENTS. Borrowers have furnished the Lender with copies of (i) the audited annual consolidated balance sheets of CCI as at June 30, 1995, and the related audited annual consolidated statements of income and cash flows of CCI for the fiscal year then ended, including in each case the related schedules and notes, and (ii) the unaudited consolidated interim balance sheet of CCI as of March 31, 1996, and the related unaudited consolidated interim statements of income and cash flows for the year-to-date period then ended. The foregoing financial statements fairly present the financial condition of the Credit Parties as at the dates thereof and the results of their operations for such periods in conformity with GAAP (subject, in the case of interim financial statements, to normal year-end adjustments). Since June 30, 1995, there has been no Material Adverse Effect.

     SECTION 5.3  ACTIONS PENDING.  Except as may be disclosed on Schedule 5.3
                                                               ---------------
attached hereto, there is no action, suit, investigation or proceeding pending or, to the knowledge of any Borrower, threatened against any of the Credit Parties, or any properties or rights of any of the Credit Parties, by or before any court, arbitrator or administrative or governmental body which has had or could reasonably be expected to result in any Material Adverse Effect.

     SECTION 5.4 OUTSTANDING FUNDED DEBT. None of the Credit Parties has outstanding any Funded Debt except as has been disclosed on the financial statements described in Section 5.2 above or as may be permitted by Sections 6.9 and 7.1 below.

     SECTION 5.5 TITLE TO PROPERTIES. Each of the Credit Parties has good and marketable title to all of its respective properties and assets (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens granted under the Security Documents or permitted pursuant to Section 7.2 below. All leases, licenses or other agreements (including without limitation Site License Agreements) necessary in any material respect for the conduct of the respective businesses of the Credit Parties are valid and, to each Borrower's knowledge, are in full force and effect, there has not been asserted against any Credit Party any claim of default and there exists no default or event or condition which, with notice or lapse of time or both, would constitute a default under such leases, licenses or other agreements which claim or default has had or could reasonably be expected to have a Material Adverse Effect. PPP neither owns nor has any other interest in any assets, and has no liabilities. Except as otherwise set forth herein. CPS neither owns or has any other interest in any material assets and has no material liabilities.


     SECTION 5.6  TAXES. Except as may be disclosed on Schedule 5.6 attached
                                                       ------------
hereto, each of the Credit Parties has filed all federal, state and other income tax returns which, to the knowledge of any Borrower, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are not due or which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP as required by Section 6.6 below.

     SECTION 5.7 CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the execution nor delivery of this Agreement, nor fulfillment of or compliance with the terms and provisions of this Agreement, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (other than any Lien arising under any Credit Document) upon any of the properties or assets of any Credit Party pursuant to, the charter or by-laws of any Credit Party, any award of any arbitrator or any agreement, instrument, order, judgment, decree, statute, law, rule or regulation to which any Credit Party is subject; provided,
                                                                       --------
however, that the Borrowers have not obtained the consent of any other party to
-------
the collateral assignment of those Site License Agreements requiring such consent, it being understood that only an immaterial portion of the Site License Agreements require such consent. None of the Credit Parties is a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of any Credit Party, any agreement relating thereto or any other contract or agreement (including its Articles or Certificate of Incorporation or By-Laws) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of such Credit Party of the type to be created under this Agreement or any other Credit Document executed by such Credit Party.

     SECTION 5.8  ERISA. Except as disclosed on Schedule 5.8 attached hereto:
                                                ------------

     (a) None of the Credit Parties nor any of their respective ERISA Affiliates maintains or contributes to, or has during the past two years maintained or contributed to, any Plan that is subject to Title IV of ERISA;

     (b) Each Plan maintained by any Credit Party has at all times been maintained, by its terms and in its operation, in compliance with all applicable laws, and the Credit Parties are subject to no tax or penalty with respect to any Plan of such Credit Party or any ERISA Affiliate thereof, including without limitation, any tax or penalty under Title I or Title IV of ERISA or under Chapter 43 of the Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404, or 419 of the Code, where the failure to comply with such laws, and such taxes and penalties, together with all other liabilities referred to in this Section 5.8 (taken as a whole), has had or could reasonably be expected to have a Material Adverse Effect;

     (c) The Credit Parties are subject to no liabilities (including withdrawal liabilities) with respect to any Plans of any Credit Party or any of their ERISA Affiliates, including without limitation, any liabilities arising from Title I or IV of ERISA, other than obligations to fund benefits under an ongoing Plan and to pay current contributions, expenses and premiums with respect to such Plans, where such liabilities, together with all other liabilities referred to in this Section 5.8 (taken as a whole), has had or could reasonably be expected to have a Material Adverse Effect; and

     (d) The Credit Parties and, with respect to any Plan which is subject to Title IV of ERISA, each of their respective ERISA Affiliates, have made full and timely payment of all amounts (i) required to be contributed under the terms of each Plan and applicable law, and (ii) required to be paid as expenses (including PBGC or other premiums) of each Plan, where the failure to pay such amounts (when taken as a whole, including any penalties attributable to such amounts) has had or could reasonably be expected to have a Material Adverse Effect, and no Plan subject to Title IV of ERISA has an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA), determined as if such Plan terminated on any date on which this representation and warranty is deemed made, in any amount which, together with all other liabilities referred to in this Section 5.8 (taken as a whole), has had or could reasonably be expected to have a Material Adverse Effect if such amount were then due and payable, and the Credit Parties are subject to no liabilities with respect to post-retirement medical benefits in any amounts which, together with all other liabilities referred to in this Section 5.8 (taken as a whole), have had or could reasonably be expected to have a Material Adverse Effect if such amounts were then due and payable.

     SECTION 5.9 GOVERNMENTAL CONSENT. Except for any recording or filing which may be required by applicable law to perfect or maintain the perfection of the Lender's Liens in the Collateral, no consent, approval or authorization of, or declaration or filing with, any governmental authority is required for the valid execution, delivery and performance by any Credit Party of the Credit Documents executed by such Person or the consummation of any of the transactions contemplated by the Credit Documents.

     SECTION 5.10 COMPLIANCE WITH LAWS AND REGULATIONS. Each of the Credit Parties complies with all federal, state, local, and other laws, ordinances and other governmental rules or regulations to which any of them is subject, including without limitation, Environmental Laws and laws and regulations relating to equal employment opportunity and employee safety and each Credit Party will promptly comply with all such laws and regulations which may be legally imposed on such Credit Party in the future, except where the failure to so comply has not had or could not reasonably be expected to have a Material Adverse Effect.

          SECTION 5.11. POSSESSION OF LICENSES, LEASES, FRANCHISES, ETC. Each Credit Party possesses any and all licenses, leases, franchises, certificates, permits and other authorizations from any governmental or regulatory authorities or from any other Person (including without limitation any and all Site License Agreements) that are necessary in any material respect for the ownership, maintenance and operation of their respective properties and assets and none of the Credit Parties is in violation of any thereof in any material respect.


          SECTION 5.12.  INTELLECTUAL PROPERTY RIGHTS.  Except as set forth on
Schedule 5.12 attached hereto, the Credit Parties have obtained and hold in full
-------------
force and effect all material patents, trademarks, service marks, trade names, copyrights, licenses and other such rights which are necessary for the operation of their respective businesses as presently conducted and, to the best of Borrowers' knowledge, no product, process, method, service or other item presently sold or employed by any Credit Party in connection with its business infringes any patent, trademark, service mark, trade name, copyright, license or other such right owned by any other Person and there is not presently pending or, to the knowledge of any Borrower, threatened any claim or litigation against or affecting any Credit Party contesting such Person's right to sell or use any such product, process, method, substance or other item except where such non-possession, infringement or contest has not had or could not reasonably be expected to have a Material Adverse Effect. None of such intellectual property licenses, patents, patent applications, copyrights, trademarks, trademark applications, trade names, licenses or registrations have been registered with any governmental authority.


          SECTION 5.13. ENVIRONMENTAL COMPLIANCE. Each of the Credit Parties has obtained all material permits, licenses and other authorizations which are required under Environmental Laws, and each of the Credit Parties is in compliance in all material respects with all terms and conditions of such permits, licenses and authorizations and are also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Laws. None of the Credit Parties is aware of, or has received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which, with respect to any Credit Party, may interfere with or prevent compliance or continued compliance in all material respects with Environmental Laws, or may give rise to any material common law or legal liability, or otherwise form the basis of any material claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or, threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste. There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand proceeding pending or, to the knowledge of any Borrower, threatened against any Credit Party relating in any way to Environmental Laws.

          SECTION 5.14. SOLVENCY. After giving effect to the transactions contemplated by the Credit Documents (i) the property of each Credit Party, at a fair valuation, will exceed its debts, (ii) each Credit Party's capital will not be unreasonably small to conduct its business, (iii) no Credit Party will have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature, and (iv) the then-current fair salable value of each Credit Party's assets will be materially greater than the amount that will be required to pay its probable liabilities (including debts) as they become absolute and matured. For purposes of this Section, "debt" means any liability on a claim, and "claim" means (x) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (y) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.


          SECTION 5.15. MARGIN REGULATIONS AND INVESTMENT COMPANY ACT, ETC.No part of the proceeds of any Loan will be used for any purpose which violates, or which would be inconsistent or not in compliance with, the provisions of the applicable Margin Regulations. No Credit Party is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any foreign, federal or local statute or regulation limiting its ability to incur Indebtedness for money borrowed, to guarantee such Indebtedness or to grant Liens on any of its assets to secure such Indebtedness, as contemplated by this Agreement or by any other Credit Document.


          SECTION 5.16. LABOR MATTERS. None of the Credit Parties has experienced any strike, labor dispute, slow down or work stoppage due to labor disagreements, and, to the knowledge of any Borrower, there is no strike, dispute, slow down or work stoppage threatened against any Credit Party. Except as set forth on Schedule 5.3 attached hereto, there are no claims or lawsuits
                ------------
which have been asserted or instituted against any Credit Party on the basis that it did not perform in respect of any undertakings made toward its employees or their representatives and no basis for such claim or lawsuits exists. Each Credit Party has acted in all material respects in accordance with any agreements entered into with representatives of its employees relating to their relations with and obligations toward their employees.

          SECTION 5.17. BROKERS. There are and will be no claims against the Lender for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.


          SECTION 5.18. DISCLOSURE. Neither this Agreement nor any other document, certificate or statement furnished to the Lender by or on behalf of any Borrower or any other Credit Party in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not materially misleading. There is no fact peculiar to any Borrower or any of the other Credit Parties which could reasonably be expected to have a Material Adverse Effect and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to the Lender by or on behalf of any Borrower prior to the date hereof in connection with the transactions contemplated hereby.


          SECTION 5.19. NO BURDENSOME RESTRICTIONS. None of the Credit Parties is a party to or bound by any Contractual Obligation or Requirement of Law which has resulted in or could reasonably be expected to result in any Material Adverse Effect.


          SECTION 5.20. INSURANCE. Each of the Credit Parties maintains insurance with respect to its respective properties and businesses, with financially sound and reputable insurers, having coverages against losses or damages of the kinds customarily insured against by reputable companies engaged in the same or similar businesses, such insurance being in amounts no less than those amounts which are customary for such companies under similar circumstances. Each of the Credit Parties has paid all insurance premiums due and owing with respect to such insurance policies and coverages and such policies and coverages, are in full force and effect.


          SECTION 5.21. REVISIONS OR UPDATES OF SCHEDULES. Should any of the information or disclosures provided on any Schedule attached hereto become incorrect in any material respect, the Borrowers shall provide promptly to the Lender in writing such revisions to such Schedule as may be necessary to correct same, provided that no Schedule shall be deemed to have been amended, modified
      --------
or superseded by any such correction, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Lender in its sole discretion shall have accepted in writing such revisions to such Schedule.


          SECTION 5.22. PERCENTAGE OWNERSHIP OF SHARES. The authorized and issued and outstanding capital stock of each Subsidiary of CCI is as shown on
Schedule 5.22 attached hereto, and all of the shares of issued and outstanding
-------------
capital stock of the Subsidiaries are validly issued, fully paid and non-assessable and are owned directly by CCI, except for the capital stock of PPP, all of which is owned directly by CCG.

          SECTION 5.23. SECURITY INTEREST. The Security Agreements create a valid security interest in the Collateral securing payment of the Obligations. All filings and other actions necessary to perfect such security interest have been taken (i) in those states in which the Borrowers have any Collateral other than payphones and related Equipment, and (ii) in those states in which the Borrowers have Collateral consisting of 400 or more payphones in the aggregate for all Borrowers. The Lender has a valid security interest in the Collateral of the respective Borrowers, which security interest is a first priority security interest in those states referred to in clauses (i) and (ii) above, subject only to Permitted Liens. The Stock Pledge Agreement creates a valid security interest in the Collateral (as defined in the Stock Pledge Agreement). which security interest, upon possession by the Lender of the certificates representing shares of stock included in such Collateral, will constitute a perfected first priority security interest in such Collateral.


          SECTION 5.24 PLACES OF BUSINESS. Each Borrower's principal place of business, chief executive office and office where it keeps all of its books and records is set forth on Schedule 5.24 attached hereto, and none of the Borrowers
                        -------------
and none of their respective predecessors have had any other chief executive office or principal place of business except as set forth on Schedule 5.24
                                                             -------------
during the five (5) years immediately preceding the date hereof. Schedule 5.24
                                                                 -------------
also includes a listing of all states in which the Borrowers have (i) any leased locations or (ii) individually or in the aggregate, at least 400 payphones. The Borrowers have supplied to the Lender a true, correct and complete list of all places of business and all locations at which any Collateral is located.


                                  ARTICLE 6.

                             AFFIRMATIVE COVENANTS

          For so long as this Agreement is in effect, and unless the Lender expressly consents in writing to the contrary, the Borrowers, jointly and severally, covenant and agree to comply (and cause each of CCI's other direct or indirect Subsidiaries to comply) with the following covenants:



          SECTION 6.1 FINANCIAL STATEMENTS AND NOTICES. Borrowers shall promptly deliver to the Lender:


          (a) within thirty (30) days after the end of each month, consolidated statements of income and cash flows of CCI and its Subsidiaries for such period and for the period from the beginning of such fiscal year to the end of such period, and a consolidated balance sheet of CCI and its consolidated Subsidiaries as at the end of such period, setting forth in the case of each monthly statement in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP (subject to changes resulting from normal year-end adjustments), but not audited, and accompanied by a duly completed and executed Compliance Certificate dated as of the date of the delivery of such financial statements;

          (b) within fifty (50) days after the end of each fiscal quarter of CCI (or within such additional period thereafter of up to 30 days in which CCI is permitted to file its quarterly report for such period with the SEC), consolidated statements of income and cash flows of CCI and its Subsidiaries for such period, and for the period from the beginning of such fiscal year to the end of such period, and a consolidated balance sheets of CCI and its consolidated

Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding figures from the preceding annual audit, all in reasonable detail, prepared in accordance with GAAP (subject to changes resulting from normal year-end adjustments), but not audited, and accompanied by a duly completed and executed Compliance Certificate dated as of the dated of the delivery of such financial statements:


          (c) within ninety-five (95) days after the end of each fiscal year of CCI (or within such additional period thereafter of up to 30 days in which CCI is permitted to file its annual report for such period with the SEC), consolidated and consolidating statements of income and cash flows of CCI and its consolidated Subsidiaries for such year, and consolidated and consolidating balance sheets of CCI and its consolidated Subsidiaries as at the end of such year, setting forth in each case in comparative from corresponding figures from the preceding annual audit, all in reasonable detail, prepared in accordance with GAAP and reasonably satisfactory in scope to the Lender and audited in accordance with generally accepted auditing standards and certified to CCI by independent public accountants of recognized standing selected by CCI and reasonably acceptable to the Lender whose certificate shall be unqualified, which financial statements shall be accompanied by a duly completed and executed Compliance Certificate dated as of the date of the delivery of such financial statements;

          (d) not less than thirty (30) days prior to the beginning of each fiscal year of Borrowers, Borrowers also shall provide Lender with a copy of the Borrowers' annual budget and business plan for such fiscal year which shall include month-by-month projections for each of the Borrowers separately and for CCI on a consolidated basis;

          (e) promptly upon receipt thereof, a copy of each other report submitted to CCI or any of its consolidated Subsidiaries by its independent public accountants in connection with any annual, interim or special audit made by them of the books of CCI or any such Subsidiary (including, without limitation any management report prepared in connection with such accountants' annual audit of CCI and its consolidated Subsidiaries);

          (f) within thirty (30) days after the end of each calendar quarter, a written reconciliation of the public, pay or other telephones installed and the public, pay or other telephones removed by the Credit Parties;


          (g) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as CCI shall send to its public stockholders, if any, and copies of all registration statements and all reports which CCI files with the SEC (or any governmental body or agency succeeding to the functions of the SEC);

          (h) promptly upon obtaining knowledge of an Event of Default, an Officer's Certificate specifying the nature and period of existence thereof and what action the Borrowers propose to take with respect thereto;

          (i) immediately upon becoming aware that the holder of any evidence of indebtedness or any security of any Credit Party has given notice or taken any other action with respect to a claimed default or event of default with respect to such indebtedness or security or event which, with the giving of notice or passage of time, or both, would constitute a default with respect to such indebtedness or security, an Officer's Certificate specifying the notice given or action taken by such holder and the nature of the claimed default or event and what action such Credit Party is taking or proposes to take with respect thereto, provided that in each and every case noted above the aggregate
         --------
outstanding principal balance of the indebtedness or security involved (or all such indebtedness or securities combined) must equal or exceed $500,000;

          (j) promptly after learning thereof, any (i) notice that any Credit Party is not in compliance in all material respects with all terms and conditions of any permit, license or authorization which is required under Environmental Laws, or that any Credit Party is not in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Laws; (ii) notice of any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which, with respect to any Credit Party, may materially interfere with or prevent compliance in all material respects or continued compliance in all material respects with any applicable Environmental Laws; and
(iii) notice or claim of any civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or threatened against any Credit Party relating in any way to any applicable Environmental Laws;

          (k) promptly after (i) the occurrence thereof, notice of the institution by any Person of any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency, or official, against any Credit Party, or any material property of any Credit Party, in which the amount in controversy is stated to be more than $500,000 individually or in the aggregate or, where no amount in controversy is stated, or the amount in controversy is less than $500,000, which might, if adversely determined, have a Material Adverse Effect or (ii) the receipt of actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration, each such notice under this subsection to specify, if known, the amount of damages being claimed or other relief being sought, the nature of the claim, the Person instituting the action, suit, proceeding, investigation or arbitration, and any other significant features of the claim;

          (j) (i) promptly after the occurrence thereof with respect to any Plan of any Credit Party or any ERISA Affiliate thereof, or any trust established thereunder, notice of (x) a "reportable event" described in Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a "reportable event" not subject to the provisions for 30-day notice to the PBGC under such regulations), or (y) any other event which could subject any Credit Party to any tax, penalty or liability under Title I or Title IV of ERISA or Chapter 43 of the Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404 or 419 of the Code, where any such taxes, penalties or liabilities exceed or could exceed $500,000 in the aggregate;

          (ii) promptly after such notice must be provided to the PBGC, or to a Plan participant, beneficiary or alternative payee, any notice required under
Section 101(d), 302(f)(4), 303, 307, 4041(b)(1)(A) or 4041(c)(1)(A) of ERISA or
under Section 401(a)(29) or 412 of the Code with respect to any Plan of any Credit Party or any ERISA Affiliate thereof;

          (iii) promptly after receipt, any notice received by any Credit Party or any ERISA Affiliate thereof concerning the intent of the PBGC or any other governmental authority to terminate a Plan of such Credit Party or ERISA Affiliate thereof which is subject to Title IV of ERISA, to impose any liability on such Credit Party or ERISA Affiliate under Title IV of ERISA or Chapter 43 of the Code;

          (iv) promptly upon the filing thereof with the Internal Revenue Service ("IRS") or the United States Department of Labor ("DOL"), a copy of IRS
          ---                                              ---
Form 5500 or annual report for each Plan of any Credit Party or ERISA Affiliate thereof which is subject to Title IV of ERISA; and

          (v) upon the request of the Lender, (x) true and complete copies of any and all documents, government reports and IRS determination or opinion letters or rulings for any Plan of any Credit Party from IRS, PBGC or DOL, (y) any reports filed with the IRS, PBGC or DOL with respect to a Plan of any Credit Party or any ERISA Affiliate thereof, or (z) a current statement of withdrawal liability for each Multiemployer Plan of any Credit Party or any ERISA Affiliate thereof;

     (m) promptly upon the existence or occurrence thereof, notice of the existence or occurrence of (i) any Contractual Obligation or Requirement of Law described in Section 5.19, (ii) any failure of any Credit Party to hold in full force and effect those material Site License Agreements, trademarks, service marks, patents, trade names, copyrights, licenses and similar rights necessary for the normal conduct of its business which failure has had or could reasonably be expected to have a Material Adverse Effect, or (iii) any strike, labor dispute, slow down, or work stoppage as described in Section 5.16 hereof which has had or could reasonably be expected to have a Material Adverse Effect; and

     (n) with reasonable promptness, such other information relating to the operations, management, business, properties or financial condition of any Credit Party or any Plan as the Lender may reasonably request in writing from time to time.

     SECTION 6.2 INSPECTION OF PROPERTY. Each Credit Party will permit any Person designated by the Lender in writing to visit and inspect any of the properties of such Credit Party, to examine the corporate books and records of such Credit Party and such other documents as the Lender may reasonably request and make copies thereof or extracts therefrom, and to discuss the affairs, finances and accounts of any of such corporations with the officers of such Credit Party and with such Credit Party's independent public accountants, all at such reasonable times and as often as the Lender may reasonably request.

          SECTION 6.3 BOOKS AND RECORDS. Each Credit Party shall keep its books, records and accounts in accordance with GAAP and practices applied on a basis consistent with preceding years.

          SECTION 6.4 MAINTENANCE OF INSURANCE. Each Credit Party shall maintain with financially sound and responsible insurers reasonably acceptable to the Lender, insurance with respect to its properties and business against such casualties and contingencies (including worker's compensation and public liability, larceny, embezzlement or other criminal misappropriation) and in such amounts as is customary in the case of similarly situated corporations engaged in the same or similar businesses and shall deliver certificates of insurance for such policies to the Lender, containing endorsements, in form satisfactory to the Lender, providing that such insurance shall not be cancelable except upon thirty (30) days' prior written notice to the Lender. Each policy containing property insurance coverage shall name the Lender as loss payee pursuant to a lender's loss payee clause satisfactory to the Lender. From time to time, upon written request by the Lender at reasonable intervals, each Credit Party will deliver an Officer's Certificate specifying the details of such insurance in effect.

          SECTION 6.5 MAINTENANCE OF CORPORATE EXISTENCE, PROPERTIES, LICENSES, ETC. Except to the extent otherwise permitted hereby, each Credit Party will do or cause or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect the corporate existence of such Credit Party and the patents, trademarks, service marks, trade names, service names, copyrights, licenses, leases, permits, franchises and other rights, including without limitation any and all Site License Agreements, that continue to be useful in some material respect to the business of such Credit Party, and at all times maintain, preserve and protect all patents, trademarks, service marks, trade names, service names, copyrights, licenses, leases, permits, franchises and other rights, including without limitation any and all Site License Agreements, that continue to be useful in some material respect to the business of such Credit Party, and preserve all the remainder of its property useful in the conduct of its business and keep the same in good repair, working order and condition (ordinary wear and tear excepted), and from time to time, make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

          SECTION 6.6 PAYMENT OF TAXES AND CLAIMS. Each Credit Party will pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies imposed upon it or upon its respective income and profits or upon any of its property, real, personal or mixed or upon any part thereof, before the same shall become in default as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a Lien or charge upon such properties or any part thereof, provided that no Credit Party shall be required to pay and
                     --------
discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be timely contested in good faith by appropriate proceedings and it shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim, so contested; and provided, further, that payment with respect to any
                         --------
such tax, assessment, charge, levy or claim shall be made before any property of such Credit Party shall be seized or sold in satisfaction thereof.

     SECTION 6.7 TYPE OF BUSINESS. Each Borrower will remain, and will cause each other direct or indirect Subsidiary of CCI to be and remain, substantially in the same businesses in which the Borrowers are engaged as of the date of this Agreement or in such other types of business which are reasonably related or incidental thereto.

     SECTION 6.8 COMPLIANCE WITH LAWS, CONTRACTS, ETC. Each Credit Party shall comply in all material respects, with all Requirements of Law and Contractual Obligations applicable to or binding on any of them, except where the failure to so comply would not have a Material Adverse Effect.

     SECTION 6.9 FINANCIAL COVENANTS. CCI shall comply with the following financial covenants (all to be tested and applied on a consolidated basis):

     (a) CCI's Interest Coverage Ratio shall be not less than (i) 1.25:1.00 for any particular fiscal quarter or year ending during the period from June 30, 1996 to June 29, 1997, and (ii) 1.75:1.00 for any particular fiscal quarter or year on or after June 30, 1997. For purposes of this Section 6.9(a), Interest Expense of CCI shall not include any amortized portion of CCI's expense related to the issuance of any warrants pursuant to the Warrant Documents.

     (b) CCI's Funded Debt-to-Capital Ratio shall not exceed at any time (i) 0.77:1.00 during the period from June 30, 1996 to December 30, 1996, (ii) 0.60:100 during the period from December 31, 1996 through June 29, 1997; (iii) 0.55:1.00 during the period from June 30, 1997 through December 30, 1997, and
(iv) 0.50:1.00 on or after December 31, 1997.

     (c) CCI's Net Worth shall be not less than $25,500,000 at all times during its fiscal quarter ending June 30, 1996, and CCI's Net Worth at all times during each fiscal quarter of CCI ending thereafter shall be not less than the sum of
(a) its minimum required Net Worth hereunder for its immediately preceding fiscal quarter plus (b) one hundred percent (100%) of CCI's Net Income after taxes for such immediately preceding fiscal quarter (but such sum shall not be reduced if CCI suffers a Net Loss in such quarter) plus (c) the aggregate amount of equity raised by Borrowers, or any of them, after March 31, 1996.

     (d) CCI's Capital Expenditures shall not exceed (i) $3,000,000 for CCI's two fiscal quarter period ending on December 31, 1996, and (ii) $3,500,000 for any two fiscal quarter period of CCI thereafter.

     (e) CCI's Funded Debt-to-EBITDA Ratio shall be not less than (i) 5.00:1.00 for any particular fiscal quarter or year ending during the period from June 30, 1996 to December 30, 1996; (ii) 3.50:1.00 for any particular fiscal quarter or year ending during the period from December 31, 1996 through June 29, 1997;
(iii) 3.00:1.00 for any particular fiscal quarter to year ending during the period from June 30,1997 to December 30, 1997; and (ii) 2.75:1.00 for any particular fiscal quarter of year ending on or after December 31, 1997. For purposes of this Section 6.9(e), EBITDA shall be adjusted by the amount of $4,686,942.00 for certain non-recurring expenses incurred by Borrower during its fiscal quarter ending March 31, 1996.

     SECTION 6.10 ADDITIONAL CREDIT PARTIES. In the event CCI creates or acquires any new or additional Subsidiary after the date of this Agreement, Borrowers shall (i) obtain Lender's express prior written consent to such creation or acquisition; (ii) if and to the extent required by Lender, cause such new or additional Subsidiary to become either an additional Borrower hereunder or a Guarantor of the Obligations (and in that connection Borrowers shall cause such new or additional Subsidiary to grant the Lender a security interest in all of such Subsidiary's assets and to execute or deliver such Credit Documents as Lender may reasonably request to effectuate such new or additional Subsidiary's becoming an additional Borrower or a Guarantor and grant and perfection of such security interest); and (iii) grant the Lender a security interest in all of the issued and outstanding shares of capital stock of such Subsidiary and deliver any certificate representing such shares to the Lender, together with duly executed undated stock powers in blank and take any and all such other actions as may be required by the Lender to grant to the Lender a valid and perfected first priority security interest in such shares.

     SECTION 6.11 INTEREST RATE CONTRACTS. The Borrowers shall maintain in full force and effect the Interest Rate Contract by and between the Borrowers, or certain of the Borrowers, and the Lender, which Interest Rate Contract matures on February 9, 1998. On or before February 9, 1998, the Borrowers shall have entered into one or more replacement Interest Rate Contracts with a financial institution acceptable to Lender and (i) which are sufficient to protect the Borrowers against fluctuations in interest rates with respect to principal and interest payments in an aggregate notional amount equal to fifty percent (50%) of the sum of (A) the then outstanding principal balance of the Tranche A Loan, (B) the Tranche B Loan Commitment then in effect, and (C) the then outstanding principal balance of the Tranche C Loan; (ii) each of which Interest Rate Contracts has an initial maturity date of no earlier than June 30, 1999, and (iii) which are otherwise in form and substance acceptable to Lender. Once an Interest Rate Contract has been entered into by the Borrowers, the Borrowers shall maintain in full force and effect such Interest Rate Contract.

     SECTION 6.12 COVENANTS WITH RESPECT TO CERTAIN SUBSIDIARIES. Each of the Credit Parties agrees that CCG shall dissolve PPP within thirty (30) days from the date of this Agreement, and that prior to such time, no Credit Party shall make any capital contributions or otherwise transfer any of its assets to PPP. Each of the Credit Parties agrees that no Credit Party shall make any capital contributions or otherwise transfer any of its assets to CPS: provide, however,
                                                              -------  -------
that the Borrowers may transfer an amount not to exceed $100,000 to CPS in any fiscal year for the sole purpose of maintaining CPS's tariffs.

                                  ARTICLE 7.

                              NEGATIVE COVENANTS

     For so long as this Agreement is in effect, and unless the Lender expressly consents in writing to the contrary, the Borrowers, jointly and severally, covenant and agree to comply (and cause each of CCI's other direct or indirect Subsidiaries to comply) with the following covenants:

     SECTION 7.1 FUNDED DEBT. None of the Credit Parties will create, incur, assume or suffer to exist any Funded Debt, except

     (a) Any Funded Debt evidenced by or arising under this Agreement or any of the other Credit Documents;

     (b)  Any Funded Debt described in Schedule 7.1 attached hereto;
                                       ------------

     (c)  Any Capitalized Lease Obligations permitted hereunder;

     (d) Any Subordinated Debt incurred by any Credit Party in amounts and on other terms and conditions which are reasonably satisfactory in all material respects to the Lender;

     (e) Any Indebtedness of any Borrower as a counterparty, under any Interest Rate Contracts; and

     (f)  Any renewals or extensions of any Indebtedness described in paragraphs
(b), (c), (d), (e) or (f) above provided that the principal amount thereof is not increased beyond any applicable limit set forth above.

     SECTION 7.2 LIENS. None of the Credit Parties will create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except for the following (each, a "Permitted Lien"):

     (a) Liens for taxes (including ad valorem taxes), assessments or other governmental charges or levies not yet due or which are being actively contested in good faith by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of such Credit Party in accordance with GAAP;

     (b) Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of such Credit Party in accordance with GAAP;

     (c)  Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits or obligations or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations, provided that such Liens were not incurred in connection with the
             --------
borrowing of money or the obtaining of advances;

     (d) Zoning ordinances, easements, licenses, restrictions on the use of real property and minor irregularities in title thereto which do not materially impair the use of such property in the operation of the business of such Credit Party or the value of such property;

     (e) Inchoate liens arising under ERISA to secure current service pension liabilities as they are incurred under the provisions of Plans from time to time in effect;

     (f) Rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any property of such Credit Party, or to use such property in a manner which does not materially impair the use of such property for the purposes for which it is held by such Credit Party;

     (g)  Liens created under the Security Documents or identified in Schedule
                                                                      --------
7.2 attached hereto and made a part hereof by reference; and
---

     (h) Purchase Money Liens on Equipment purchased from Elcotel, Inc. ("Elcotel") from time to time under that certain Sales and Licensing Agreement dated April 2, 1989 by and between CCI and Elcotel, a true, complete and correct copy of which has been delivered to the Lender and its counsel (the "Elcotel Agreement"), but only so long as (1) CCI pays for any Equipment no later than the earlier of (x) ninety (90) days from the date of any such purchase and (y) in accordance with the terms agreed to by Elcotel; and (2) Elcotel does not file or cause to be filed any financing statement, or does not otherwise take any steps to perfect its Lien in any such Equipment.

     SECTION 7.3 MERGER, CONSOLIDATION, ETC. None of the Credit Parties will merge, consolidate or exchange shares with any other corporation, or sell, lease or transfer or otherwise dispose of all or substantially all of its assets to any Person, except

          (a) any Borrower may merge consolidate with, or sell, lease, transfer or otherwise dispose of all or any substantial part of its assets, to the other Borrower;

          (b) any Credit Party (other than a Borrower) may merge or consolidate with a Borrower (provided that such Borrower shall be the surviving corporation therefrom) or with any other Credit Party; and

          (c) any Credit Party (other than a Borrower) may sell, lease, transfer or otherwise dispose of all or any substantial part of its assets to a Borrower or another Credit Party.

          SECTION 7.4 ERISA MATTERS. None of the Credit Parties shall take or fail to take any action with respect to any Plan of any Credit Party or, with respect to its ERISA Affiliates, any Plan which is subject to Title IV of ERISA or to continuation health care requirements for group health plans under the Code, including without limitation (i) establishing any such Plan, (ii) amending any such Plan (except where required to comply with applicable law), (iii) terminating or withdrawing from any such Plan, or (iv) incurring an amount of unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, or any withdrawal liability under Title IV of ERISA with respect to any such Plan, without first obtaining the written approval of the Lender, where such actions or failures could result in a Material Adverse Effect.

          SECTION 7.5 DIVIDENDS, ETC. CCI shall not declare or pay any dividend on its capital stock, or make any payment to purchase, redeem, retire or acquire any of its Subordinated Debt or capital stock, other than (i) dividends payable solely in shares of its capital stock; or (ii) the repurchase of warrants pursuant to a Warrant Agreement.

          SECTION 7.6 ACQUISITIONS, INVESTMENTS, ETC. None of the Credit Parties shall make or have outstanding any loan or advance to, or own, purchase or acquire any stock, obligations (other than accounts receivable generated in the ordinary course of business) or securities of, or any interest in, or make any capital contribution to or acquire all or substantially all of the assets of, any other Person, except that (x) CCI may own 100% of the outstanding capital stock of or may make capital contributions to or other investments in CCG, CPS, InVision, PPP, or any other Subsidiary created or acquired in compliance with Section 6.10, and (y) any Credit Party may:

               (i) acquire and own stock, obligations or securities received in settlement of debt created in the ordinary course of business which is owing to such Credit Party;

               (ii) own, purchase or acquire (A) commercial paper, banker's acceptances or certificates of deposit issued by the Lender (or its parent holding company) or by any other United States commercial bank or enter into repurchase agreements with the Lender or such other banks with respect to obligations described in this paragraph (ii), (B) obligations of reputable issuers located in the United States which obligations have a short-term rating of A-1 or better by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., (C) obligations of the United States government or any agency thereof, and (D) obligations guaranteed by the United States government or any agency thereof, in each case such obligations described in this paragraph
(ii) to be due within one year and one day from the date of acquisition;

                  (iii) endorse negotiable instruments for collection or deposit in the ordinary course of business;

                  (iv) make advances to any other Credit Party; expressly permitted by Section 6.12. to CPS; and

                  (v) make advances in the ordinary course of such Credit Party's business to its officers and employees to cover travel, entertainment or moving expenses to be incurred by them in connection with such Credit Party's business.

          SECTION 7.7 SALE AND LEASE-BACK TRANSACTIONS. None of the Credit Parties will enter into or permit to remain in effect any arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by any Credit Party of real or personal property which has been or is to be sold or transferred by any Credit Party to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or rental obligations of any Credit Party.

          SECTION 7.8 TRANSACTIONS WITH AFFILIATES. None of the Credit Parties will, directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise, any Affiliate (other than another Credit Party), except upon terms not less favorable to such Credit Party than if the relationship of Affiliate did not exist.

          SECTION 7.9 FISCAL YEAR CHANGE. CCI shall not change its fiscal year end from June 30.

          SECTION 7.10 USE OF PROCEEDS. Borrowers shall not use the proceeds of any of the Loans for any purpose other than as and to the extent permitted by
Section 2.4 hereof.

          SECTION 7.11 GUARANTIES. None of the Credit Parties shall become or remain liable with respect to any Guaranty, except for (i) endorsements of instruments or items of payment for deposit or collection in the ordinary course of business, (ii) any Guaranty Agreements executed pursuant to this Agreement,
(iii) any Guaranty of any Indebtedness of another Credit Party if and to the extent the underlying Indebtedness is not prohibited under Section 7.1 hereof; and (iv) any other Guaranties described on Schedule 7.11 attached hereto.
                                           -------------

          SECTION 7.12 SALES OR OTHER DISPOSITION OF ASSETS. The Credit Parties shall not sell, lease or otherwise dispose of any of their assets or property, other than in the ordinary course of its business: provided, however, that the
                                                   --------  -------
Credit Parties may dispose of assets or property for cash consideration such that the total value of such cash consideration received by all of the Credit Parties in any fiscal year does not exceed, in the aggregate, $4000,000; provided, further, however, that, so long as there does not then exist any
--------  -------  -------
Default or Event of Default, any Credit Party may make like-kind exchanges of pay telephones related equipment for new, reconditioned or upgraded pay telephones and related equipment, so long as (i) the aggregate fair market value of the property received by Credit Party in such like-kind exchange is greater than or equal to the aggregate fair market value of the property transferred, and (ii) such Credit Party makes a mandatory prepayment of the Loans in an amount equal to the amount of any cash proceeds received in connection with any such like-kind exchange. Such mandatory prepayment shall be applied first, to the Tranche C Loans, second to the Tranche A Loans, and third, the Tranche B Loans. Any expenditure made by such Credit Party in connection with such a like-kind exchange shall be deemed a Capital Expenditure.


                                  ARTICLE 8.

                               EVENTS OF DEFAULT


          SECTION 8.1 EVENTS OF DEFAULT. Each of the following events shall constitute an Event of Default under this Agreement:

                  (i) failure by Borrowers to pay any of the Obligations (whether principal, interest, fees or other amounts) when and as the same become due and payable (whether at maturity, on demand, or otherwise),

                  (ii) any Credit Party shall (1) apply for or consent to the appointment of or the taking of possession by a receiver, custodian, trustee or liquidator of such Credit Party or of all or a substantial part of the property of such Credit Party, (2) admit in writing the inability of such Credit Party, or be generally unable, to pay the debts of such Credit Party as such debts become due, (3) make a general assignment for the benefit of the creditors of such Credit Party, (4) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (5) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (6) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against such Credit Party in an involuntary case under the Bankruptcy Code, or (7) take any action for the purpose of effecting any of the foregoing; provided, however,
                                                          --------  -------
that so long as CPS does not then have any right to or interest in any assets, including, without limitation, any tariffs, licenses or governmental consents, the occurrence of any of the events listed in clauses (1) through (7) above, solely with respect to CPS, shall not constitute an Event of Default hereunder: or

                  (iii) a proceeding or case shall be commenced, without the application of any Credit Party, in any court of competent jurisdiction, seeking
(1) the liquidation, reorganization, dissolution, winding-up or composition or readjustment of debts of such Credit Party, (2) the appointment of a trustee, receiver, custodian, liquidator or the like of such Credit Party or of all or any substantial part of the assets of such Credit Party, or (3) similar relief in respect of such Credit Party under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition and adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue in effect, for a period of sixty (60) days from commencement of such proceeding or case or the date of such order, judgment or decree, or any order for relief against such Credit Party shall be entered in an involuntary case or proceeding under the Bankruptcy Code; or

                  (iv) any representation or warranty made by any Borrower herein or by any Credit Party in any of the other Credit Documents shall be false or misleading in any material respect on the date as of which made (or deemed made); or

                  (v) any default shall occur in the performance or observance of any term, condition or provision contained in Section 6.9 or
Article VII of this Agreement; or

                  (vi) any default shall occur in the performance or observance of any term, condition or provision contained in this Agreement and not referred to in clauses (i) through (v) above, which default shall continue for thirty (30) days after the earlier of the date any Borrower acquires knowledge thereof or the Lender gives any Borrower written notice thereof;

                  (vii) any material provision of this Agreement or any other Credit Document shall at any time for any reason cease to be valid and binding in accordance with its terms on any Borrower or any Guarantor, or the validity, enforceability, or priority thereof shall be contested by any Borrower or any Guarantor, or any Borrower or any Guarantor shall terminate or repudiate (or attempt to terminate or repudiate) any Credit Document executed by it; or

                  (viii) the occurrence of an Event of Default under (and after giving effect to any notice and/or cure rights expressly provided in) any of the other Credit Documents; or

                  (ix) default in the payment of principal of or interest on any other obligation of any Credit Party (other than the Obligations for money borrowed (or any obligation under conditional sale or other title retention agreement or any obligation secured by purchase money mortgage or deed to secure debt or any obligation under notes payable or drafts accepted representing extensions of credit or on any Capitalized Lease Obligation), or default in the performance of any other agreement, term or condition contained in any indenture or agreement under which any such obligation is created, guaranteed or secured if the effect of such default is to cause such obligation to become due prior to its stated maturity; provided that in each and every case noted above
                              --------
the aggregate then outstanding principal balance of the obligation involved (or all such obligations combined) must equal or exceed $500,000]; or

                  (x) default in the payment of principal of or interest on any obligation of any Credit Party for money borrowed from the Lender or any Affiliate of the Lender (other than an Obligation) or on any Capitalized Lease Obligation with a Lender or any Affiliate of the Lender, or default in the performance of any other agreement, term, or condition contained in any agreement under which any such obligation is created, guaranteed or secured if the effect of such default is to entitle the Lender to then cause such obligation to become due prior to its stated maturity [the parties intend that a default may constitute an Event of Default under this paragraph (x) even if such default would not constitute an Event of Default under paragraph (ix) immediately above]; or

                  (xi) a judgment or order for the payment of money in excess of $500,000 or otherwise having a Material Adverse Effect shall be rendered against any Credit Party and such judgment or order shall not be released, vacated, stayed or fully bonded-off within thirty (30) days after the date of its issue or entry; or

                  (xii) failure by CCI to own, beneficially and of record, one hundred percent (100%) of the outstanding capital stock of each of the Person, or by any two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934) of twenty percent (20%) or more of the outstanding voting stock of CCI; or

                  (xiii) a Plan of any Credit Party or a Plan subject to Title IV of ERISA of any of its ERISA Affiliates: (1) shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan, Section 412 of the Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan under applicable law, the terms of such Plan or Section 412 of the Code or
Section 303 of ERISA; or (2) is being, or has been, terminated or is the subject of termination proceedings under applicable law or the terms of such Plan; or
(3) shall require any Credit Party to provide security under applicable law, the terms of such Plan, Section 401 or 412 of the Code or Section 306 or 307 of ERISA; or (4) results in a liability to any Credit Party under applicable law, the terms of such Plan or Title IV of ERISA; and in any of the cases described in clauses (1), (2), (3) or (4) above there shall result from any such failure, waiver, termination or other event a liability to the PBGC or a Plan that has had or could reasonably be expected to have a Material Adverse Effect; or

               (xiv) Elcotel, Inc. files or causes to be filed one or more financing statements, or takes any other action or causes any other action to be taken to perfect any Purchase Money Lien permitted under Section 7.2(h).

     SECTION 8.2 REMEDIES. Upon the occurrence of an Event of Default, the Lender may, in its discretion, exercise one or more of the following remedies:

               (i) by written notice to the Borrowers, terminate the Lender's commitment hereunder to make any further Loans to the Borrowers, whereupon such commitment shall terminate immediately and any remaining accrued but unpaid Commitment Fees shall become forthwith due and payable without any other notice or demand of any kind; and

               (ii) by written notice to the Borrowers, declare the principal of and any accrued interest on the Notes and all other Obligations, to be, whereupon the same shall become, immediately due and payable without further demand, presentment, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers; and

               (iii) exercise all or any of its rights and remedies as it may otherwise have under any of the other Credit Documents or any applicable law;

provided, however, that upon the occurrence of an Event of Default specified in
--------
Section 8.1(ii) or Section 8.1(iii) above, the result which would occur upon the giving of notice pursuant to Section 8.2(i) and (ii) shall occur automatically without the giving of any such notice. No failure or delay on the part of the Lender to exercise any right or remedy hereunder or under the Credit Documents, or any of them, shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder preclude any further exercise thereof or the exercise of any further right or remedy hereunder or under the Credit Documents, or any of them. No exercise by the Lender of any remedy under the other Credit Documents, or any of them, shall operate as a limitation on any rights or remedies of the Lender under this Agreement, except to the extent of moneys actually received by the Lender under the other Credit Documents.


                                   ARTICLE 9.

                                CROSS-GUARANTY


     SECTION 9.1 CROSS-GUARANTY. In consideration of the execution and delivery by Lender of this Agreement and the making of the Loans hereunder, each Borrower, jointly and severally, hereby guarantees absolutely and unconditionally to the Lender the due and punctual payment, when and as due (whether upon demand, upon maturity, by reason of acceleration or otherwise), of all Obligations now or hereafter owing by each of the other Borrowers to the Lender and agrees to pay any and all reasonable expenses (including, but not limited to, reasonable attorney's fees and expenses) which may be incurred by the Lender in enforcing its rights under this guaranty (this "Guaranty"). The liability of each Borrower under this Guaranty shall be joint and several, unlimited and unconditional, and this Guaranty shall be a continuing guaranty of any and all notes given as evidence of or as an extension or renewal of any of the Obligations.

          SECTION 9.2 WAIVERS OF CERTAIN RIGHTS, ETC. Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration or contribution or any other claim which such Borrower may now or hereafter have against any of the other Borrowers or any other Person directly or contingently liable for any of the Obligations, or against any Collateral or any other property of any of the other Borrowers or such other Person, arising from the existence, payment, performance or enforcement of such Borrower's obligations and liabilities under this Agreement or any of the other Credit Documents.


                                  ARTICLE 10

                                 MISCELLANEOUS

          SECTION 10.1 NOTICES.  All notices, requests and other communications
                       -------
hereunder shall be in electronic, telephonic (confirmed in writing) or written (including telecopier or similar writing) form and shall be given to the party to whom sent, addressed to it, if directed to the Lender, to:

                                        First Union National Bank of Georgia
                                        4570 Ashford Dunwoody Road
                                        Atlanta, Georgia  30346
                                        Attn: Caperton Putt
                                        Telecopy: (404) 865-2388

                                        with a copy to:

                                        First Union National Bank of Georgia
                                        999 Peacgtree Street, N.E.
                                        Atlanta, Georgia  30309
                                        Attn: Dan Evans
                                        Telecopy: (404) 827-7220

                                        with an additional copy to:

                                        Troutman Sanders, LLP
                                        600 Peachtree Street, N.E.
                                        Suite 5200
                                        Atlanta, Georgia  30308-2216
                                        Attn: John C. Beane, Esq.

                                        Telecopy: (404) 885-3900

and if directed to CCG, to:             Communications Central of Georgia, Inc.
                                        1150 Northmeadow Parkway
                                        Suite 118
                                        Roswell, Georgia  30076
                                        Attn: President
                                        Telecopy: (404) 751-9082

                                        with a copy to:

                                        Hunton & Williams
                                        600 Peachtree Street, N.E.
                                        Suite 4100
                                        Atlanta, Georgia 30308
                                        Attn: J. Stephen Hufford, Esq.
                                        Telecopy: (404) 888-4190

and if directed to CCI, to:             Communications Central Inc.
                                        1150 Northmeadow Parkway
                                        Suite 118
                                        Roswell, Georgia  30076
                                        Attn: President
                                        Telecopy: (404) 751-9082

                                        with a copy to:

                                        Hunton & Williams
                                        600 Peachtree Street, N.E.
                                        Suite 4100
                                        Atlanta, Georgia 30308
                                        Attn: J. Stephen Hufford, Esq.
                                        Telecopy: (404) 888-4190

and if directed to InVision, to:        InVision Telecom, Inc.
                                        1150 Northmeadow Parkway
                                        Suite 118
                                        Roswell, Georgia  30076
                                        Attn: President
                                        Telecopy: (404) 751-9082

                                        with a copy to:

                                        Hunton & Williams

                                        600 Peachtree Street, N. E.
                                        Suite 4100
                                        Atlanta, Georgia 30308
                                        Attn: J. Stephen Hufford, Esq.
                                        Telecopy: (404) 888-4190

Each such notice, request or communication shall be effective (i) if given by telecopy, when such communication is transmitted to the telecopy number herein specified (any such notice, request or communication sent by telecopy shall be confirmed promptly thereafter by personal delivery or mailing in accordance with the other provisions of this Section, but such confirmation requirement shall not affect the date on which such telecopy shall be deemed to be effective for purposes hereof), (ii) if given by mail, three (3), Business Days after such communication is deposited in the United States mail with first class postage prepaid, return receipt requested, addressed as aforesaid, (iii) if sent for overnight delivery by Federal Express or other reputable national overnight delivery service, one (1) Business Day after such communication is entrusted to such service for overnight delivery and with recipient signature required, addressed as aforesaid, or (iv) if given by any other means, when delivered at the address of the party to whom such notice is being delivered.

          SECTION 10.2 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Lender in exercising any right or remedy hereunder and no course of dealing between any Credit Party and the Lender shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or under the Note preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Lender would otherwise have. No notice to or demand on any Credit Party not required hereunder or under the Notes in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lender to any other or further action in any circumstances without notice or demand.

          SECTION 10.3 PAYMENT OF EXPENSES; INDEMNITY.

          (a) Borrowers, jointly and severally, agree to:

                  (i) pay all reasonable out-of-pocket costs and expenses of the Lender incurred in connection with the negotiation, structuring, documenting, closing, administration or modification of, or in connection with the preservation of rights under, enforcement of, or any refinancing, renegotiation, restructuring or termination of, this Agreement or any other Credit Document or any instruments referred to therein or any amendment, waiver or consent relating thereto, including, without limitation, the reasonable fees and disbursements of counsel for the Lender (a non-binding estimate of which fees of counsel, as they relate solely to the negotiation, structuring, documentation and closing of this Agreement, the

Credit Documents and the Warrant Documents on or prior to August 11, 1996, is set forth in that certain letter dated July 11, 1996 from Messrs. Troutman Sanders LLP and addressed to Mr. David Driggers): provided, that the Lender
                                                  --------
shall not request that the Borrowers pay any of the Lender's costs incurred solely in connection with the administration of this Agreement and the other Credit Documents when no Default or Event of Default is existing (other than reasonable attorney's fees and expenses) unless Lender imposes similar administration costs on substantially all of Lender's other loan accounts having similar terms and involving similarly-situated borrowers and the amount of such administration costs shall be comparable to those imposed on such other loan accounts; and

                  (ii) pay and hold the Lender harmless from and against any and all present and future stamp, documentary, property, ad valorem or other
                                                         ----------
similar non-income taxes with respect to this Agreement, the Notes or any other Credit Documents, any Collateral described therein, or any payments due thereunder, and save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

          (b) In addition to the other amounts payable by the Borrowers under this Agreement (including, without limitation, subsection (a) above), the Borrowers hereby, jointly and severally, agree to pay and indemnify the Lender from and against all claims, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) which the Lender may (other than as a result of the gross negligence or willful misconduct of such Person) incur or be subjected to as a consequence, directly or indirectly, of (i) any actual or proposed use of any proceeds of the Loans or any Credit Party's entering into or performing under any Credit Document, (ii) any breach by any Credit Party of any warranty, term or condition in, or the occurrence of any other default under, this Agreement or any of the other Credit Documents, including without limitation all reasonable attorney' s fees or expenses resulting from the settlement or defense of any claims or liabilities arising as a result of any such breach or default, (iii) allegations of participation or interference by the Lender in the management, contractual relations or other affairs of any Credit Party, (iv) the Lender's holding any Lien on or administering any of the Collateral, (v) allegations that the Lender has joint liability with any Credit Party to any third party for any reason, or (vi) any suit, investigation or proceeding as to which the Lender is involved as a consequence, directly or indirectly, of its execution of this Agreement or any of the other Credit Documents, the making of any Loan, the holding of any Lien on any of the Collateral or any other event or transaction contemplated by this Agreement or any of the Credit Documents.

          SECTION 10.4 FURTHER ASSURANCES. Upon notice from the Lender, Borrowers will, at any and all times, execute and deliver all such further documents, assignments, recordings, filings, transfers and assurances as may be reasonably necessary for the better assuring and confirming of all of the rights, revenues and other funds pledged or assigned to or mortgaged for the payment of its obligations hereunder, or intended so to be. If any Borrower fails to do so after demand by Lender, such Borrower hereby authorizes and empowers the Lender to file any financing statement or any amendments thereto with respect to any of the Collateral

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

and the Lender's Liens therein or in accordance with the Uniform Commercial Code of the State of Georgia or any other applicable jurisdiction without the signature of such Borrower.

          SECTION 10.5 SUCCESSORS AND ASSIGNS; SALE OF INTEREST.

          (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto; provided that none of the Borrowers may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lender.

          (b) The Lender may sell, assign or grant participations in all or any part of the Lender's rights, titles or interests hereunder and under the other Credit Documents without the prior written consent of the Borrowers.

          SECTION 10.6 AMENDMENTS. No amendment or waiver of any provision of this Agreement or the other Credit Documents, nor consent to any departure by any party hereto, or any other Credit Party therefrom, shall in any event be enforceable against any party to this Agreement unless the same shall be in writing and signed by such party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 10.7 TIME OF ESSENCE. Time is of the essence of this Agreement and each of the other Credit Documents.

          SECTION 10.8 GOVERNING LAW. This Agreement is intended to be performed in the State of Georgia, and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Georgia without regard to principles of conflicts of laws thereof.

          SECTION 10.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          SECTION 10.10 EFFECTIVENESS; SURVIVAL.

          (a) This Agreement shall become effective on the date on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and the Lender shall have received the same.

          (b) All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement, the other Credit Documents, and such other agreements and documents, the making of the Loans hereunder and the execution and delivery of the Note.

          SECTION 10.11 SEVERABILITY. In case any provision in or Obligation under this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          SECTION 10.12 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

          SECTION 10.13 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          SECTION 10.14 TERMINATION OF AGREEMENT. At such time as (i) the Lender is no longer obligated under this Agreement (whether by the terms hereof or as a result of a release of such obligations by the Borrowers) to make any further Loans, and (ii) all Obligations have been paid and satisfied in full, this Agreement shall terminate and the Lender shall surrender to the Borrowers the Notes and any Guaranty Agreements which the Lender then holds, and the Lender shall promptly release, or cause to be released, all Liens granted by any Credit Party under the Credit Documents as security for any of the Obligations; provided, however, that any and all indemnity obligations of any Credit Party to
--------
the Lender arising hereunder or under any of the other Credit Documents shall survive the termination of this Agreement or such other Credit Documents.

          SECTION 10.15 ENTIRE AGREEMENT. This Agreement and the other Credit Documents constitute the entire agreement among the Credit Parties and the Lender with respect to the Tranche B Commitment, the Loans, the other Obligations and the Collateral and supersede all prior agreements, representations and understandings related to such subject matters, including the commitment letter between Borrowers and the Lender dated June 27, 1996, the 1995 Credit Agreement and the other Credit Documents (as defined in the 1995 Credit Agreement) executed in connection therewith.

          SECTION 10.16  JURY TRIAL WAIVER, CONSENT TO FORUM.

          (a) THE BORROWERS AND THE LENDER IRREVOCABLY WAIVE ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE

OTHER CREDIT DOCUMENTS OR ANY MATTER ARISING HEREUNDER OR THEREUNDER TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

          (b) THE BORROWERS AND THE LENDER ALSO AGREE THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ENFORCE ANY JUDGMENT OBTAINED AGAINST ANY BORROWER OR ANY OTHER CREDIT PARTY IN CONNECTION WITH THIS AGREEMENT MAY BE BROUGHT BY THE LENDER OR ANY BORROWER IN THE COURTS OF THE STATE OF GEORGIA SITTING IN FULTON COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA, OR IN ANY OTHER COURT THE JURISDICTION OF WHICH SUCH BORROWER OR SUCH OTHER CREDIT PARTY OR ANY OF ITS PROPERTY IS OR MAY BE SUBJECT. EACH OF THE BORROWERS AND THE LENDER IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF GEORGIA SITTING IN FULTON COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA, AND IRREVOCABLY WAIVES ANY PRESENT OR FUTURE OBJECTION TO VENUE IN ANY SUCH COURT, AND ANY PRESENT OR FUTURE CLAIM THAT ANY SUCH COURT IS AN INCONVENIENT FORUM, IN CONNECTION WITH ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on their behalf and each of the Borrowers has caused its corporate seal to be hereunto affixed, all as of the date first above stated.

                                     BORROWERS:

(CORPORATE SEAL)                     COMMUNICATIONS CENTRAL INC.

Attest:

                                     By: /s/ Rodger L. Johnson
/s/ C.D. Milleen                        -----------------------------------
----------------------------------      Title:  PRESIDENT
Title:  Vice President - Finance

                                     COMMUNICATIONS CENTRAL OF
(CORPORATE SEAL)                     GEORGIA, INC.

Attest:

                                     By: /s/ Rodger L. Johnson
/s/ C.D. Milleen                        -----------------------------------
----------------------------------      Title:  PRESIDENT
Title:  Vice President - Finance


(CORPORATE SEAL)                     INVISION TELECOM, INC.

Attest:

                                     By: /s/ Rodger L. Johnson
/s/ C.D. Milleen                        -----------------------------------
----------------------------------      Title:  PRESIDENT
Title:  Vice President - Finance


                   [Signatures continued on following page]

                   [Signatures continued from previous page]

                                FIRST UNION NATIONAL BANK OF
(CORPORATE SEAL)                GEORGIA



                                By: /s/
                                   ---------------------------------------
                                    Title: Vice President